UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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MUELLER INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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2020

MUELLER INDUSTRIES

2020 ANNUAL REPORT – 2021 PROXY STATEMENT

RESULTS AT A GLANCE

SUMMARY OF OPERATIONS	2020	2019	2018	2017	2016
(Dollars in thousands except per share data)	($)	($)	($)	($)	($)
Net Sales	2,398,043	2,430,616	2,507,878	2,266,073	2,055,622
Operating income	245,838	191,403	172,969	150,807	154,401
Net income	139,493	100,972	104,459	85,598	99,727
Diluted earnings per share	2.47	1.79	1.82	1.49	1.74
Dividends per share	0.40	0.40	0.40	8.40(2)	0.38
SUMMARY OF CASH FLOW	2020	2019	2018	2017	2016
(Dollars in thousands)	($)	($)	($)	($)	($)
Cash Flow from Operations	245,073	200,544	167,892	43,995	157,777
Capital Expenditures	43,885	31,162	38,481	46,131	37,497
Free Cash Flow(1)	201,188	169,382	129,411	(2,136)	120,280
BALANCE SHEET	2020	2019	2018	2017	2016
(Dollars in thousands except per share data)	($)	($)	($)	($)	($)
Cash and cash equivalents	119,075	97,944	72,616	120,269	351,317
Total Assets	1,528,568	1,370,940	1,369,549	1,320,173	1,447,476
Total Debt	327,876	386,254	496,698	465,072	227,364
Ratio of current assets to current liabilities	2.4 to 1	3.0 to 1	3.0 to 1	3.1 to 1	4.1 to 1
Book value per share	13.61	11.30	9.67	9.03	15.66

(1)	Free cash flow is a non-GAAP financial measure, which represents cash flow from operations minus capital expenditures. Both cash flow from operations and capital expenditures presented above are as reported in the Company’s Annual Report on Form 10-K for the years presented.
(2)	Includes special dividend of $8.00 per share paid on March 9, 2017.
(3)	EBITDA is a non-GAAP financial measure. See Appendix A for a reconciliation of EBITDA to our results reported under GAAP.

MESSAGE FROM OUR CHAIRMAN

Dear Stockholders:

Just over a year ago, the COVID-19 pandemic triggered an unprecedented global health crisis and stopped the world in its tracks. Above all, we would like to extend our deepest gratitude to the first responders and medical personnel whose heroism and sacrifice have assisted so many communities impacted by this terrible virus. We are also grateful for and proud of our own employees who stepped up to the plate, adapting to new and rapidly evolving conditions to keep our businesses running, so that we could provide the many products that have proven so critical to our national and global infrastructure during this difficult period.

Despite the disruption caused by the pandemic, Mueller delivered solid results in 2020. After adjusting for the one-time gain of $22.1 million stemming from our claim in the Deepwater Horizon settlement, which was recorded during the first quarter, Mueller still achieved double digit growth over its prior year results in each of these key metrics: earnings, earnings per share (EPS), and cash generation.

These improvements over 2019 were driven by a combination of higher gross margins and SG&A cost containment. As value added products comprised a greater percentage of our overall revenues, and manufacturing costs decreased by 5.6% on a year over year basis, our gross margins improved by 1.7%. Moreover, when news of the pandemic first broke, we undertook aggressive cost-cutting measures, which proved instrumental in reducing costs in all areas of our business. As a result, on a comparative basis, our SG&A expenses declined by 6.4%.

Continued reinvestment in our manufacturing platform enabled our plants to be more agile and adapt to the downturn in demand.

Capital Deployment

Manufacturing is the backbone of our Company, and as such, strategic investment in our operations is not only critical to both workplace safety and product quality, but is also a key component of our core pursuit to be the low cost producer. In 2020, capital project spending totaled $43.9 million, and it was deployed with the care and sense of responsibility that have long characterized our approach to fiscal management. Excluding the $11 million purchase of our headquarters building in Collierville, Tennessee, our spending was slightly below our customary level of capital spending, and well below depreciation. Investment in environmental, health and safety initiatives totaled $8.4 million, and helped us reduce emissions, conserve more water and energy, and increase the amount of recycled material used in production. Of the remaining spend, $14.4 million was directed at two projects that will support our long term strategic plan and help deliver meaningful efficiencies in future years.

In 2020, we deployed $72.6 million to complete two strategic acquisitions. Integral to our growth strategy is the pursuit of acquisitions that are complementary to businesses we know and operate, including the two acquisitions we closed this past year.

2016-2020 CAPITAL ALLOCATION

Sustainability

Our strong financial and operating performance aside, the measure of any company’s success extends well beyond the numbers. Increasingly, we also evaluate our Company’s progress based on its contribution to the sustainability of the local communities in which we operate, and the world at large. Sustainability has many components, and we view the associated risks and opportunities through the widest lens. Looking inward, we take the necessary actions to ensure we provide a safe and healthy working environment for our people, as well as opportunities for professional growth and development. Looking outward, we consider how our decisions both impact and contribute to the communities in which we operate. We also consider how our decisions affect the various systems, both natural and technological, that sustain our living planet, and the impact the continued functioning of these systems may have on our ability to operate long term.

We are happy to report that in 2020, we again made positive strides in the environmental, social and governance (ESG) measures that are of increasing importance to our stockholders. Importantly, we greatly improved our safety performance, achieving a 16% reduction in accidents per man hour worked, with zero “major” OSHA recordable incidences. Since we began measuring them in 2010, we have reduced OSHA recordable incidences by 65% in our core businesses. Accounting for acquisitions during this same timeframe, our incidence rate has decreased by 35%.

As an industrial manufacturer, we devote a great amount of attention to environmental compliance. In 2020, our North American operations reduced greenhouse gas emissions by 9.5% on a per unit basis, and reduced energy consumption by 15.6% on a per unit basis. Moreover, we continue to utilize a majority of recycled scrap in our manufacturing process, 66% in 2019 and 57% in 2020.

RECYCLED CONTENT

We continue to seek alternative processing methodologies to increase our consumption percent of recycled materials. Using recycled copper significantly reduces the energy and water consumption that results from the mining process, and also mitigates the related environmental impacts that are otherwise incurred when raw material imports and unconsumed scrap exports must travel long distances.

Financial Conditions

At the close of 2020, the Company’s market capitalization was $1.98 billion. This equates to 6.8 times EBITDA and 8.0 times cash from operations. We held $119 million in cash, and had a total debt balance of $327 million. We recently announced our plan to redeem the $284 million in outstanding debentures due in 2027, along with a 30% increase in our dividend. At this time, I am pleased to report that the Company is in excellent financial shape and has ample liquidity and cash flows not only to operate our businesses, but also to pursue our continued growth plans both organically and through acquisitions.

Going Forward

The pandemic has impacted all global economies. With the arrival of vaccines, in record time, we anticipate that we will see reopenings and a return of demand in almost all businesses in the near future. In particular, residential building markets on a global basis remain underserved, and we expect expansion in home construction to help drive economic recoveries. Construction is an important determinant of demand for many of our products.

In addition, we are optimistic that in 2021 and beyond, we will continue to see increased demand for products and technologies aimed at clean water distribution, indoor air quality and climate comfort, refrigeration and food preservation, and energy storage and transmission. These all are important end markets, and will remain a focus as we consider growth opportunities.

Our approach is to set lofty goals and drive hard to exceed them. Our 2024 Plan calls for double digit compounded annual growth in operating income over a six-year period. As it did in 2019, our operating income growth in 2020 has kept us on track to achieve that Plan. Given the unprecedented challenges we confronted, our results are a testament to the strength of our Company, and the adaptability of those who work tirelessly on its behalf.

We remain optimistic about the future and once again thank our valued employees, loyal customers and, of course, our stockholders for their continued support.

Very truly yours,

Greg Christopher
Chairman and Chief Executive Officer

THURSDAY, MAY 6, 2021

10:00 A.M., Central Time

150 Schilling Boulevard,

Second Floor
Collierville, Tennessee 38017

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

BY INTERNET
http://www.proxyvote.com

BY TELEPHONE
Call the telephone number on your proxy card.

BY MAIL
Mark, date, sign and return your
proxy card in the enclosed envelope.

IN PERSON
Attend the Annual meeting at the
Company’s headquarters.

It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date and sign the enclosed proxy card and return it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States.

NOTICE
of Annual Meeting
of Stockholders

PURPOSE

To vote on three proposals:

1.

To elect eight directors, each to serve on the Company’s Board of Directors (the “Board”), until the next annual meeting of stockholders (tentatively scheduled for May 5, 2022), or until his or her successor is elected and qualified;

2.

To consider and act upon a proposal to approve the appointment of Ernst & Young LLP, independent registered public accountants, as auditors of the Company for the fiscal year ending December 25, 2021; and

3.

To conduct an advisory vote on the compensation of the Company’s named executive officers (“NEOs”).

To conduct and transact such other business as may properly be brought before the Annual Meeting and any adjournment thereof.

RECORD DATE

Only stockholders of record at the close of business on March 19, 2021, will be entitled to notice of and vote at the Annual Meeting or any adjournment(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be prepared and maintained at the Company’s corporate headquarters at 150 Schilling Boulevard, Suite 100, Collierville, Tennessee 38017. This list will be available for inspection by stockholders of record during normal business hours for a period of at least 10 days prior to the Annual Meeting.

/s/ Christopher J. Miritello

Christopher J. Miritello

Corporate Secretary

April 1, 2021

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PROXY SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION IN THIS PROXY STATEMENT. PLEASE REVIEW THE ENTIRE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K BEFORE VOTING YOUR SHARES.

—	2020 PERFORMANCE

Adjusted operating income and adjusted EBITDA are non-GAAP financial measures which exclude certain items in order to better reflect results of on-going operations. See Appendix A for a reconciliation of non-GAAP financial measures to our results reported under GAAP.

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—	ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Place:	Record Date:
Thursday, May 6, 2021	150 Schilling Boulevard	March 19, 2021
10:00 A.M., Central Time	Second Floor
Collierville, Tennessee 38017

—	AGENDA AND VOTING MATTERS

We are asking you to vote on the following proposals at the Annual Meeting:

Proposal	Board Recommendation	Page Reference
Proposal 1 – Election of Directors	FOR each nominee	11
Proposal 2 – Approval of Auditor	FOR	21
Proposal 3 – Say-on-Pay	FOR	23

—	PROPOSAL 1: ELECTION OF DIRECTORS

The following table provides summary information about each director nominee. The Board of Directors believes that these nominees reflect an appropriate composition to effectively oversee the performance of management in the execution of the Company’s strategy, and as such, recommends a vote “for” each of the eight nominees listed below.

Name	Age	Director Since	Primary Occupation	Independence	Committee Memberships	Current Other Public Boards
Gregory L. Christopher Chairman and Chief Executive Officer	59	2010	Chief Executive Officer, Mueller Industries, Inc.	N	None	None
Elizabeth Donovan	68	2019	Retired, Chicago Board Options Exchange	Y	NCG	None
Gennaro J. Fulvio	64	2002	Member, Fulvio & Associates, LLP	Y	A*	None
Gary S. Gladstein	76	2000	Private Investor, Consultant	Y	C*	None
Scott J. Goldman	68	2008	Chief Executive Officer, TextPower, Inc.	Y	A, C	None
John B. Hansen	74	2014	Retired Executive Vice President, Mueller Industries, Inc.	Y	A, NCG	None
Terry Hermanson Lead Independent Director since January 1, 2019	78	2003	Principal, Mr. Christmas Incorporated	Y	None	None
Charles P. Herzog, Jr.	64	2017	Co-Founder and Principal, Atadex LLC & Vypin LLC	Y	C, NCG*	None

A = Audit Committee

C = Compensation and Stock Option Committee

NCG = Nominating and Corporate Governance Committee

* = Chair

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—	PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

We ask our stockholders to approve the selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 25, 2021. Below is summary information about fees paid to EY for services provided in 2020 and 2019:

	2020	2019
Audit Fees	$2,749,755	$2,856,774
Audit-Related Fees	47,000	50,250
Tax Fees	406,000	422,350
All Other Fees	—	—
	$3,202,755	$3,329,374

—	PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are seeking your advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement. Our executive officers are responsible for achieving long-term strategic goals, and as such, their compensation is weighted toward rewarding long-term value creation for stockholders. Beyond base salary and traditional benefits, we maintain an annual cash incentive compensation program that is driven by a pay-for-performance philosophy and based on ambitious performance targets both at the Company and business line levels. We also maintain a long-term equity incentive compensation program, the primary objective of which is to motivate and retain top talent — a particularly vital goal given the uniquely competitive industry in which we operate. Accordingly, we utilize a combination of extended time-vesting schedules and performance-based vesting criteria to encourage executives and associates alike to enjoy lengthy tenures at the Company, develop industry expertise and relationships, and drive our long-term success.

Our emphasis on creating long-term stockholder value is best illustrated in the following charts, which show that long-term incentive compensation accounts for the largest percentage of the NEOs’ overall compensation for 2020. Moreover, a majority of the NEOs’ compensation — consisting of target long-term and short-term incentive compensation combined — is performance-based or “at risk.”

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PROXY STATEMENT

— PROPOSAL 1: ELECTION OF DIRECTORS

Eight director nominees will be elected at the Annual Meeting, each to serve until the next annual meeting (tentatively scheduled for May 5, 2022), or until the election and qualification of their successors. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting: Gregory L. Christopher, Elizabeth Donovan, Gennaro J. Fulvio, Gary S. Gladstein, Scott J. Goldman, John B. Hansen, Terry Hermanson and Charles P. Herzog, Jr. (collectively, the “Nominees”).

Directors are elected by a plurality of the votes cast, which means that the individuals who receive the greatest number of votes cast “For” are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted “For” a particular director (whether as a result of a direction to withhold or a broker non-vote) will not be counted in such director’s favor.

The Board of Directors has adopted a majority vote policy in uncontested elections. An uncontested election means any stockholders meeting called for purposes of electing any director(s) in which (i) the number of director nominees for election is equal to the number of positions on the Board of Directors to be filled through the election to be conducted at such meeting, and/or (ii) proxies are being solicited for the election of directors solely by the Company.

The election of directors solicited by this Proxy Statement is an uncontested election. In the event that a nominee for election in an uncontested election receives a greater number of votes “Withheld” for his or her election than votes “For” such election, such nominee will tender an irrevocable resignation to the Nominating and Corporate Governance Committee, which will decide whether to accept or reject the resignation and submit such recommendation for prompt consideration by the Board of Directors no later than ninety (90) days following the uncontested election.

— SELECTING NOMINEES TO THE BOARD

The Nominating and Corporate Governance Committee considers, among other things, the following criteria in selecting and reviewing director nominees:

•	personal and professional integrity, and the highest ethical standards;
•	skills, business experience and industry knowledge useful to the oversight of the Company based on the perceived needs of the Company and the Board at any given time;
•	the ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings;
•	the interest, capacity and willingness to serve the long-term interests of the Company; and
•	the lack of any personal or professional relationships that would adversely affect a candidate’s ability to serve the best interests of the Company and its stockholders.

The Nominating and Corporate Governance Committee also assesses the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members take into account such factors as they determine appropriate, including recommendations made by the Board of Directors.

As reflected in its formal charter, the Nominating and Corporate Governance Committee considers the diversity of the Company’s Board and employees to be a tremendous asset. The Company is committed to maintaining a highly qualified and diverse Board, and as such, all candidates are considered regardless of their age, gender, race, color of skin, ethnic origin, political affiliation, religious preference, sexual orientation, country of origin, physical handicaps or any other category. These efforts to promote diversity are assessed annually to assure that the Board contains a balanced and effective mix of individuals capable of advancing the Company’s long-term interests.

The Nominating and Corporate Governance Committee does not consider individuals nominated by stockholders for election to the Board. The Board believes that this is an appropriate policy because the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws (“Bylaws”) allow a qualifying stockholder to nominate an individual for election to the Board, said nomination of which can be brought directly before a meeting of stockholders. Procedures and deadlines for doing so are set forth in the Company’s Bylaws, the applicable provisions of which may be obtained, without charge, on the Company’s website or upon written request to the Secretary of the Company at the address set forth herein.

The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Bylaws. See “Stockholder Nominations for Board Membership and Other Proposals for 2021 Annual Meeting.”

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— DIRECTOR NOMINEE BIOGRAPHIES

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR EACH OF THE NOMINEES.

GREGORY L. CHRISTOPHER
Chairman of the Board and Chief Executive Officer
Age 59 Director Since 2010	Mr. Christopher has served as Chairman of the Board of Directors since January 1, 2016. Mr. Christopher has served as Chief Executive Officer of the Company since October 30, 2008. Prior to that, he served as the Company’s Chief Operating Officer.

ELIZABETH DONOVAN
Age 68 Director Since 2019	Ms. Donovan was an early member, and at the time, one of the few women on the Chicago Board Options Exchange. She subsequently became an independent broker representing major institutional options orders and has been retired from employment for more than five years.
Ms. Donovan was nominated to serve as a director of the Company because of her knowledge of market dynamics and institutional trading practices, knowledge acquired through her 18-year tenure as a fiduciary representative amidst an array of market conditions. She currently serves on the Nominating and Corporate Governance Committee.

GENNARO J. FULVIO
Age 64 Director Since 2002

Mr. Fulvio, a Certified Public Accountant, has been a member of Fulvio & Associates, LLP, a CPA firm, since 1987.

Mr. Fulvio was nominated to serve as a director of the Company because of his strength in the area of accounting, combined with his financial acumen, and his knowledge of and experience with tax and audit matters. He currently serves as Chairman of the Audit Committee.

GARY S. GLADSTEIN
Age 76 Director Since 2000

Mr. Gladstein served as Chairman of the Board of Directors of the Company from 2013 to 2015, and was previously a director of the Company from 1990 to 1994. Mr. Gladstein is currently an independent investor and consultant. From the beginning of 2000 to August 31, 2004, Mr. Gladstein was a Senior Consultant at Soros Fund Management. He was a partner and Chief Operating Officer at Soros Fund Management from 1985 until his retirement at the end of 1999. During the past five years, Mr. Gladstein also served as a director of Inversiones y Representaciones Sociedad Anónima, Darien Rowayton Bank and a number of private companies.

Mr. Gladstein was nominated to serve as a director of the Company because of his financial and accounting expertise, combined with his years of experience providing strategic advisory services to complex organizations. In addition, having been a member of the compensation, audit and other committees of public company boards, Mr. Gladstein is deeply familiar with corporate governance issues. He currently serves as Chairman of the Compensation and Stock Option Committee.

SCOTT J. GOLDMAN
Age 68 Director Since 2008

For the past ten years, Mr. Goldman has served as Chief Executive Officer of TextPower, Inc., a company he also co-founded. TextPower provides software-integrated text messaging alerts to various institutions. Mr. Goldman also speaks, writes and educates regarding cybersecurity issues, and has assisted Fortune 1000 companies in licensing, developing, building and operating wireless technologies and systems around the world.

Mr. Goldman was nominated to serve as a director of the Company because of his extensive experience with cybersecurity, advanced technologies and global market strategies. He currently serves on the Audit and Compensation and Stock Option Committees.

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JOHN B. HANSEN
Age 74 Director Since 2014

Prior to his retirement as an Executive Vice President of the Company in 2014, Mr. Hansen served the Company in a variety of roles, including President-Plumbing Business, President-Manufacturing Operations and Senior Vice President – Strategy and Industry Relations.

Mr. Hansen was nominated to serve as a director because of his extensive industry experience and deep knowledge of the Company, its full array of operations and the global markets it serves. He currently serves on the Audit and Nominating and Corporate Governance Committees.

TERRY HERMANSON
Lead Independent Director
Age 78 Director Since 2003

Mr. Hermanson has been the principal of Mr. Christmas Incorporated, a wholesale merchandising company, since 1978, and serves as its Chairman.

Mr. Hermanson was nominated to serve as a director of the Company because of his extensive experience in management and strategic planning, as well as his thorough knowledge of wholesale merchandising and international business issues.

CHARLES P. HERZOG, JR.
Age 64 Director Since 2017

Since 2010, Mr. Herzog has been a principal at Atadex LLC, a firm he co-founded. He co-founded a second firm, Vypin LLC, in 2016. Atadex and Vypin provide advanced technological and data delivery solutions to support the transportation logistics industry.

Mr. Herzog was nominated to serve as a director of the Company based on his extensive knowledge of the transportation logistics industry, and the developing technologies that support it. He currently serves on the Compensation and Stock Option Committee, and as Chairman of the Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE

The Company adheres to an established set of Corporate Governance Guidelines for purposes of defining director independence, assigning responsibilities, setting high standards of professional and personal conduct, and ensuring compliance with such responsibilities and standards. Such Guidelines are periodically reviewed in light of evolving trends in corporate governance standards, regulations and related disclosure requirements, particularly as adopted by the NYSE and (with respect to the Audit Committee (the SEC)).

— DIRECTOR INDEPENDENCE

In order for a director to qualify as “independent,” our Board of Directors must affirmatively determine, consistent with NYSE rules, that the director has no material relationship with the Company that would impair the director’s independence. Our Board of Directors undertook its annual review of director independence in February 2021. In applying the NYSE standards for independence, and after considering all relevant facts and circumstances, the Board of Directors has affirmatively determined that the Company’s current “independent” directors are: Elizabeth Donovan, Gennaro J. Fulvio, Gary S. Gladstein, Scott J. Goldman, John Hansen, Terry Hermanson and Charles P. Herzog, Jr. In the course of the Board of Directors’ determination regarding the independence of each non-management director, the Board considered for:

•	Mr. Hansen, the fact that while he was previously an executive officer of the Company (until his retirement on April 30, 2014), more than five years have lapsed since the termination of his employment relationship with the Company.

— BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors and its committees meet regularly throughout the year, and may also hold special meetings and act by written consent from time to time. In 2020, the Board of Directors held four regularly scheduled meetings and one special meeting. During this time, our directors attended 100% of our Board of Directors meetings and meetings of the committees on which they served. The Company’s Corporate Governance Guidelines provide that the Company’s non-management directors shall hold annually at least two formal meetings independent from management. Our Lead Independent Director presides at these executive sessions of the Board of Directors.

Three standing committees have been convened to assist the Board of Directors with various functions: the Audit Committee, the Compensation and Stock Option Committee, and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a formal charter that may be obtained, free of charge, at the Company’s website at www.muellerindustries.com, or by requesting a print copy from our Corporate Secretary at the address listed herein.

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AUDIT COMMITTEE
Current Members: Gennaro J. Fulvio (Chairman) Scott J. Goldman John B. Hansen Meetings in 2020: 6

The Audit Committee assists the Board of Directors in fulfilling its oversight functions with respect to matters involving financial reporting, independent and internal audit processes, disclosure controls and procedures, internal controls over financial reporting, related-party transactions, employee complaints, cybersecurity and risk management. In particular, the Audit Committee is responsible for:

•  appointing, retaining, compensating and evaluating the Company’s independent auditors;

•  reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements, and accounting policies;

•  reviewing the effectiveness of the Company’s internal audit procedures and personnel;

•  reviewing, evaluating and assessing the Company’s risk management programs, including with respect to cybersecurity;

•  reviewing the Company’s policies and procedures for compliance with disclosure requirements concerning conflicts of interest and the prevention of unethical, questionable or illegal payments; and

•  making such other reports and recommendations to the Board of Directors as it deems appropriate.

The Board of Directors has determined that each Audit Committee member meets the standards for independence required by the New York Stock Exchange (the “NYSE”) and applicable SEC rules. Moreover, it has determined (i) that all members of the Audit Committee are financially literate; and (ii) that Gennaro J. Fulvio possesses accounting and related financial management expertise within the meaning of the listing standards of the NYSE, and therefore is an audit committee financial expert within the meaning of applicable SEC rules. In accordance with the rules and regulations of the SEC, the above paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

COMPENSATION AND STOCK OPTION COMMITTEE
Current Members: Gary S. Gladstein (Chairman) Scott J. Goldman Charles P. Herzog, Jr. Meetings in 2020: 4

The Compensation and Stock Option Committee is responsible for:

•  providing assistance to the Board of Directors in discharging the Board of Directors’ responsibilities related to management organization, performance, compensation and succession; and

•  making such recommendations to the Board of Directors as it deems appropriate.

The Board of Directors has determined that each member of the Compensation and Stock Option Committee meets the NYSE’s standards for independence.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Current Members: Charles P. Herzog, Jr. (Chairman) Elizabeth Donovan John B. Hansen Meetings in 2020: 2

The Nominating and Corporate Governance Committee is responsible for:

•  recommending director nominees to the Board of Directors;

•  recommending committee assignments and responsibilities to the Board of Directors;

•  overseeing the evaluation of the Board of Directors and management effectiveness;

•  developing and recommending to the Board of Directors corporate governance guidelines;

•  reviewing and discussing with management the Company’s implementation of procedures for identifying, assessing, monitoring, managing and reporting on the environmental, social and governance (ESG) and sustainability risks and opportunities related to the Company’s business; and

•  generally advising the Board of Directors on corporate governance and related matters.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the NYSE’s standards for independence.

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— BOARD LEADERSHIP STRUCTURE

The Board of Directors has currently implemented a leadership structure in which Mr. Christopher serves as both Chief Executive Officer and Chairman of the Board. The Board has determined that having Mr. Christopher serve in this dual capacity is in the best interest of stockholders at this time. The Company believes that this structure currently allows ultimate leadership and accountability to reside in a single individual, who has both extensive knowledge of the Company’s business and critical relationships with the Company’s customer base.

In order to coordinate the activities of the independent members of the Board of Directors, and to liaise between such directors and the Chairman of the Board, the Company has currently designated Mr. Hermanson to serve as Lead Independent Director. The Lead Independent Director’s responsibilities are set forth in a formal charter, which can be obtained free of charge from the Company’s website at www.muellerindustries.com, or may be requested in print by any stockholder.

— BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors is actively involved in oversight of risks that could affect the Company. These efforts can be summarized as follows:

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— STANDARDS OF CONDUCT

The Board of Directors has adopted various policies, including a comprehensive set of Corporate Governance Guidelines, by which the Company is governed. These policies are designed to promote sound corporate governance and prudent stewardship of the Company, both by the Board of Directors and management.

Anti-Pledging Policy

The Corporate Governance Guidelines include amendments adopted in February 2020 that prohibit the future pledging of the Company’s common stock as security under any obligation by our directors and executive officers.

Insider Trading and Anti-Hedging Policy

The Company maintains a policy which mandates compliance with insider trading laws and institutes safeguards to mitigate the risk of insider trading. Further, the Corporate Governance Guidelines prohibit any director, officer or employee of the Company from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities.

Clawback Policy

Under the Corporate Governance Guidelines, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of an executive’s (i.e., a President or Vice President level officer’s) willful, knowing or intentional misconduct or gross negligence (as determined by the Compensation and Stock Option Committee), the Company may take action to recoup from the executive all or any portion of an incentive award received by the executive, the amount of which had been determined in whole or in part upon specific performance targets relating to the restated financial results. In such an event, the Company shall be entitled to recoup up to the amount, if any, by which the incentive award actually received by the executive exceeded the payment that would have been received based on the restated financial results, as determined by the Compensation and Stock Option Committee. The Company’s right of recoupment pursuant to this policy applies to incentive awards received during the three-year period preceding the date on which the Company is required to prepare the restatement, based on the determination of the Company’s independent registered public accounting firm.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of the Company’s officers, directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations.

Director Responsibilities

It is the duty of the Board of Directors to serve as prudent fiduciaries for stockholders and to oversee the management of the Company’s business. Accordingly, the Corporate Governance Guidelines include specifications for director qualification and responsibility, attendance, access to officers and employees, compensation, orientation, continuing education and self-evaluation.

The Company’s policy is that all members of the Board of Directors attend annual meetings of stockholders, except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance with the Chairman of the Board. Because of travel restrictions and safety concerns related to the COVID-19 pandemic, the Chairman excused all non-management members of the Board of Directors from attending the 2020 annual meeting of stockholders in person.

Where to Find Our Key Governance Policies: The Corporate Governance Guidelines and Code of Business Conduct and Ethics can be obtained free of charge from the Company’s website at www.muellerindustries.com, or may be requested in print by any stockholder.

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—	COMMUNICATION WITH THE BOARD OF DIRECTORS

Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, including the non-management directors as a group, may do so by directing a written request addressed to such directors or director in care of the Chairman of the Nominating and Corporate Governance Committee, Mueller Industries, Inc., 150 Schilling Boulevard, Suite 100, Collierville, Tennessee 38017. Communication(s) directed to the Chairman will be relayed to him, except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended director except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

—	RELATED PARTY TRANSACTIONS

Related party transactions may present potential or actual conflicts of interest, and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Management carefully reviews all proposed related party transactions (if any), other than routine banking transactions, to determine if the transaction is on terms comparable to those that could be obtained in an arms-length transaction with an unrelated third party. Management reports to the Audit Committee, and then to the Board of Directors on all proposed material related party transactions. Upon the presentation of a proposed related party transaction to the Audit Committee or the Board of Directors, the related party is excused from participation in discussion and voting on the matter.

—	ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) RISK MANAGEMENT AND SUSTAINABILITY

The Company assesses and manages environmental, social and governance (“ESG”) considerations that may be material to the long-term sustainability of our business. In February 2021, the Nominating and Corporate Governance Committee’s charter was formally amended to include the management of ESG risk within the Committee’s jurisdiction. In that spirit, the Nominating and Corporate Governance Committee shall be responsible for reviewing and discussing with management the Company’s implementation of procedures for identifying, assessing, monitoring, managing and reporting on the ESG and sustainability risks and opportunities related to the Company’s business. Among other matters, we focus on such issues as workplace health and safety, environmental stewardship, business ethics and compliance, supply chain management and the development of human capital. We also focus outwardly on the communities in which we operate, including through a foundation that makes charitable contributions to various causes and organizations. ESG-related risks and opportunities are integral to our strategic decision-making. Such matters are addressed by senior management and subject to the oversight of the Nominating and Corporate Governance Committee and the full Board of Directors. The Company is also prioritizing the enhanced reporting and disclosure of the ESG-related risks and opportunities relating to its business and associated metrics, and has published its first sustainability report, which is available on the Company’s website.

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2020 DIRECTOR COMPENSATION

—	ELEMENTS OF DIRECTOR COMPENSATION

Our non-employee director compensation for 2020 was awarded in a combination of cash and equity, as shown below.*

Annual fee for the Lead Independent Director.	For serving as Lead Independent Director, Mr. Hermanson received an annual fee of $90,000.
Annual fee for other directors	All other non-employee directors received an annual fee of $62,000.
Discretionary Bonus	All non-employee directors received a discretionary bonus of $10,000.
Meeting fees	• $3,000 per full Board meeting attended
•  $3,000 per Audit Committee meeting attended

•  $1,000 per Compensation and Stock Option Committee, Nominating and Corporate Governance Committee or special meeting attended

Annual fees for Committee Chairs	• $25,000 for the Audit Committee Chair
• $6,000 each for the chairs of the Compensation and Stock Option and Nominating and Corporate Governance Committees
Annual equity award	• All non-employee directors received a grant of options to purchase 4,000 shares of our common stock, $.01 par value per share (“Common Stock”) (fully vested as of the date of grant), and were granted 2,000 shares of restricted stock.

*In his capacity as Chairman of the Board of Directors, Mr. Christopher received neither a retainer nor any meeting fees.

In addition, each director received reimbursement for such director’s expenses incurred in connection with any such Board or Committee meeting, and each Committee fee was paid whether or not such committee meeting was held in conjunction with a Board of Directors meeting.

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—	2020 NON-EMPLOYEE DIRECTOR COMPENSATION

The table below summarizes the total compensation we paid to our non-employee directors for the fiscal year ended December 26, 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(1)	Option Awards ($)	(1)	All Other Compensation ($)	(2)	Total ($)
Elizabeth Donovan	77,000	48,660		27,230		10,800		163,690
Paul J. Flaherty	38,000	—		—		32,600		70,600
Gennaro J. Fulvio	118,000	48,660		27,230		10,800		204,690
Gary S. Gladstein	84,000	48,660		27,230		10,800		170,690
Scott J. Goldman	96,000	48,660		27,230		10,800		182,690
John B. Hansen	95,000	48,660		27,230		10,800		181,690
Terry Hermanson	103,000	48,660		27,230		10,800		189,690
Charles P. Herzog, Jr.	86,000	48,660		27,230		10,800		172,690
(1)	Represents the aggregate grant date fair value of awards granted to our directors in 2020, determined under Financial Accounting Standards Board Accounting Standards Codification 718. For information on the valuation assumptions with respect to awards made, refer to Note 17 - Stock-Based Compensation to the Company’s Consolidated Financial Statements filed with its Annual Report on Form 10-K for the fiscal year ended December 26, 2020. The amounts above reflect the Company’s aggregate expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors. As of December 26, 2020, the aggregate number of shares of our Common Stock subject to outstanding options held by our non-employee directors was as follows: Ms. Donovan, 10,000 shares, Mr. Fulvio, 35,555 shares, Mr. Gladstein, 45,333 shares, Mr. Goldman, 40,444 shares, Mr. Hansen, 25,778 shares, Mr. Hermanson, 16,000 shares, and Mr. Herzog, 14,000 shares. All non-employee directors each held 2,000 shares of non-vested restricted stock.
(2)	Other cash compensation included (i) a $10,000 cash award provided to our non-employee directors (with the exception of Mr. Flaherty, who retired from the Board effective May 7, 2020) in recognition of the support they provided amidst the unprecedented challenges posed by the COVID-19 pandemic (which included participation in special conference calls for which they otherwise received no compensation), and (ii) $800 in cash dividends. Included in Mr. Flaherty’s other compensation is $31,800 in fees pursuant to a consulting agreement in which Mr. Flaherty provides services to the Company in the areas of customer and industry relations. The term of the agreement is July 1, 2020 through June 30, 2021, subject to extension upon the mutual agreement of the parties.

— STOCK OWNERSHIP POLICY FOR DIRECTORS

To further align the Company’s goal of aligning directors’ economic interests with those of stockholders, the Company has adopted stock ownership guidelines for its non-employee directors recommending that they hold equity interests of the Company (including vested and unvested interests, provided that with respect to options, only vested options that are exercisable within 60 days of the applicable measurement date will be counted) with a value equal to three times the annual cash director fee payable to each such director. All directors are expected to comply with the stock ownership guidelines within five years of being elected to the Board of Directors, and current directors should comply as soon as practicable. Director compliance with the stock ownership guidelines is monitored on an ongoing basis by the Company’s General Counsel.

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PROPOSAL 2 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP (“EY”) to audit and certify the Company’s financial statements for the fiscal year ending December 25, 2021, subject to ratification by the Company’s stockholders, which requires the affirmative vote of a majority of the outstanding shares of the Company present in person or by proxy at the Annual Meeting. If the appointment of EY is not so ratified, the Audit Committee will reconsider its action and will appoint auditors for the 2021 fiscal year without further stockholder action. Notwithstanding, the Audit Committee may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders. Representatives of EY are expected to attend the Annual Meeting to answer questions and make a statement if they so choose.

Fees for EY’s audit and other services for each of the two fiscal years ended December 26, 2020 and December 28, 2019 are set forth below:

	2020	2019
Audit Fees (professional services rendered for the audit of (i) the Company’s consolidated annual and interim/quarterly financial statements, and (ii) internal controls over financial reporting)	$2,749,755	$2,856,774
Audit-Related Fees (assurance and other services, including international accounting and reporting compliance)	47,000	50,250
Tax Fees (tax compliance, advice and planning)	406,000	422,350
All Other Fees	—	—
	$3,202,755	$3,329,374

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. Pre-approval is generally provided for up to one year, and any such pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required periodically to report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the services provided by the independent auditors during fiscal years 2020 and 2019, respectively, under the categories Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above were pre-approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 1301. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Public Company Accounting Oversight Board’s Rule 3526, and considered the compatibility of non-audit services provided by the independent auditors with the auditor’s independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 26, 2020 for filing with the SEC. The Audit Committee and the Board has re-appointed, subject to stockholder approval, Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 25, 2021.

The Audit Committee is governed by a formal charter which can be accessed from the Company’s website at www.muellerindustries. com, or may be requested in print by any stockholder. The members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the NYSE listing standards and Rule 10A-3 of the Exchange Act.

Gennaro J. Fulvio, Chairman
Scott J. Goldman
John B. Hansen

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

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PROPOSAL 3 ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, stockholders are being asked to vote on an advisory, non-binding basis, on the compensation of the Company’s named executive officers. Specifically, the following resolution will be submitted for a stockholder vote at the Annual Meeting, the approval of which will require the affirmative vote of a majority of the outstanding shares of the Company present in person or by proxy at the Annual Meeting and entitled to vote thereon:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers listed in the 2020 Summary Compensation Table included in the proxy statement for the 2021 Annual Meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the section titled “Compensation Discussion and Analysis,” as well as the compensation tables and other narrative executive compensation disclosures thereafter.”

Although the stockholder vote is not binding on either the Board of Directors or the Company, the views of stockholders on these matters are valued and will be taken into account in addressing future compensation policies and decisions.

The Company’s Compensation and Stock Option Committee is comprised of knowledgeable and experienced independent directors, who are committed to regular review and effective oversight of our compensation programs. The Company’s executive compensation program is grounded in a pay for performance philosophy, and accordingly, has been designed to motivate the Company’s key employees to achieve the Company’s strategic and financial goals, and to support the creation of long-term value for stockholders. Moreover, given the particularly competitive markets in which we operate and nature of our business, a principal goal underlying the Company’s long-term incentive compensation program specifically is the long-term retention and motivation of critical executives and business leaders. The Company’s success depends upon their leadership, judgment and experience, and as such, our compensation program is designed to promote their enduring commitment to the Company. We encourage stockholders to read the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis (CD&A) and compensation tables, for a more detailed discussion of the Company’s compensation programs and policies, and how they are appropriate and effective in promoting growth, creating value, and retaining key members of our team.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS TABLE OF CONTENTS

EXECUTIVE SUMMARY	24
DETERMINATION OF EXECUTIVE COMPENSATION	26
ELEMENTS OF COMPENSATION	27
COMPENSATION RISK MANAGEMENT	32

— EXECUTIVE SUMMARY

This Compensation Discussion and Analysis (“CD&A”) provides an overview of how our named executive officers were compensated in 2020, as well as how this compensation furthers our established compensation philosophy and objectives.

Our Named Executive Officers

The Company’s NEOs for fiscal year 2020 were:

Our Compensation Philosophy and Guiding Principles

We believe in a pay for performance philosophy, such that a material portion of a named executive officer’s compensation is dependent upon both the short-term and long-term strategic and financial performance of the Company, considered in light of general economic and specific Company, industry, and competitive conditions. For 2020, we continued to reward named executive officers in a manner consistent with this philosophy by setting annual incentive targets based on the Company’s achievement of certain levels of operating income. While also rooted in a pay for performance philosophy, our long-term equity incentive compensation focused primarily on promoting the retention of key executives and business leaders in our industry, where the competition for leadership talent is a foremost concern. Accordingly, we continued to grant equity awards, such that any long-term compensation opportunity will be directly tied to stock performance, and will only be received by key executives and business leaders who remain with and make long-term commitments to the Company’s success. The Compensation and Stock Option Committee (hereinafter referred to as “the Committee” for purposes of this CD&A section) evaluates, on an annual basis, the overall structure and design of our program, and believes it has and continues to reflect the best balance of the Company’s priorities.

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Our Compensation Practices At a Glance

Our pay and equity programs are designed to align executives’ interests with those of our stockholders, and to motivate and retain critical leaders. Below is a snapshot of our compensation practices:

WHAT WE DO	WHAT WE DON’T DO
We maintain a fully independent Compensation and Stock Option Committee.	We do not provide for single trigger severance upon a change in control.
A higher percentage of our executives’ compensation is variable than fixed.	We do not permit gross-up payments to cover excise taxes.
We utilize varying performance metrics under our short-term and long-term incentive plans.	We do not permit the pledging or hedging of our common stock.
Our annual incentive program is based on earnings performance and capped for maximum payouts.	We do not support compensation programs or policies that reward material or excessive risk taking.
Our equity awards include extended vesting schedules and performance-based criteria.	We do not maintain any supplemental executive retirement plans.
We have a clawback policy applicable to all senior employees, including all President and Vice President level personnel.

2020 Say-on-Pay Vote and Stockholder Engagement

At our 2020 Annual Meeting, we held our annual non-binding stockholder advisory vote on executive compensation. Approximately 77% of our shares voted (excluding abstentions and broker non-votes) were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2020 Annual Meeting.

Last year, in response to stockholder feedback, the Company not only endeavored to more clearly and fully present its compensation program, but also to dramatically revamp the look, format and substance of the 2020 proxy statement. Our goal in doing so was to provide a more useful tool to assist stockholders in evaluating our compensation program, including pay-for-performance alignment and whether it serves the vital strategic goal of attracting and retaining key executives in the competitive markets in which we participate. We were gratified that last year’s stockholder advisory vote on executive compensation reflected an improvement in support, but it was clear that there was more work to do in this regard.

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Accordingly, we continued to engage with stockholders regarding the Company’s compensation practices and the philosophies underlying them. Those discussions afforded stockholders the opportunity to raise questions and concerns regarding the executive compensation program as presented in last year’s proxy solicitation. One specific aspect of the compensation program that was a particular focus was our long-term equity incentive program, and how the performance-based criterion underlying those equity awards were chosen to emphasize long-term strategic growth and to serve as a complement to the Company’s ambitious targets underlying its annual cash incentive program in an effort to create a balanced and well-rounded incentive structure. In response to that feedback, the Company implemented two reforms in 2020:

(1)	The Company revised the performance metric underlying the equity incentive awards given to Mr. Christopher and other key executive officers of the Company. Since the performance-based awards were implemented in 2016, the growth targets underlying such awards were based on 3.5% compounded annual growth rates in either total shareholder return (TSR) or earnings per share (EPS). In response to stockholder feedback regarding the appropriateness of these metrics, the Company reviewed the metrics utilized by industry peers and determined that for a business such as ours, operational based metrics would be a more effective gauge of our executives’ performance and driver of strategic growth. Accordingly, in 2020, the Company shifted to performance metrics based on growth in adjusted earnings before income tax, depreciation and amortization (EBITDA) and average return on invested capital, each as compared with specified targets and weighted on a 50%-50% basis. (For more details on the new performance metrics, please see the section entitled “Performance Criteria for Performance-Based Restricted Stock.”)
(2)	As previously discussed by the Company, for the first time in 2020, the long-term equity incentive awards given to operational business leaders was tied to achievement of the ambitious targets set forth in the Company’s 2024 Strategic Growth Plan (the awards given to these members of the management team previously had no performance component). The Company believes that these revised criteria will serve as an effective motivator for our operational business leaders to drive their respective businesses and contribute toward the Company’s overall long-term strategic growth objectives.

The Committee will consider the outcome of this year’s stockholder advisory vote on executive compensation as it makes future compensation decisions.

— DETERMINATION OF EXECUTIVE COMPENSATION

Guided by the philosophy and design outlined above, the Committee determines the compensation of our Chief Executive Officer. In turn, our Chief Executive Officer makes recommendations to the Committee regarding all components of our other NEOs’ compensation, including base salary, annual cash incentive compensation, and long-term equity incentive compensation. The Committee considers and acts upon those recommendations in setting the compensation of our other NEOs.

In determining compensation, we generally do not rely upon hierarchical or seniority-based levels or guidelines, nor did the Committee formally benchmark executive compensation (or any component thereof) against any particular peer group. Instead, we utilize a more flexible approach that allows us to adapt components and levels of compensation to motivate and reward individual executives within the context of our broader strategic and financial goals. This requires that we consider subjective factors including, but not limited to the following:

•	The nature of the executive’s position;
•	The performance record of the executive, combined with the value of the executive’s skills and capabilities in supporting the long-term performance of the Company;
•	The Company’s overall operational and financial performance; and
•	Whether each executive’s total compensation potential and structure is sufficient to ensure the retention of the executive officer when considering the compensation potential that may be available elsewhere.

In making compensation decisions, the Committee relies on the members’ general knowledge of our industry, supplemented by advice from our Chief Executive Officer based on his knowledge of our industry and the markets in which we participate. From time to time, we conduct informal analyses of compensation practices and our Compensation and Stock Option Committee may review broad-based third-party surveys to obtain a general understanding of current compensation practices.

The Committee has chosen incentive operating income targets as the metric to measure performance for each named executive officer. The compensation of Messrs. Christopher, Martin and Miritello is based upon their oversight of and responsibility for the entire Company. Accordingly, their compensation levels are reflective of the scope and breadth of their management responsibility, and the performance of the Company on a consolidated basis. For Messrs. Sigloch and Westermeyer, a portion of their compensation is based upon the performance of specific business lines within their purviews. Notwithstanding the foregoing, a portion of their compensation is still based upon consolidated Company performance to discourage parochialism and align their interests with those of our stockholders.

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— ELEMENTS OF COMPENSATION

As outlined below, our compensation program for our NEOs is comprised of three primary elements: (i) base salary and traditional benefits, (ii) annual incentive compensation, and (iii) long-term equity incentive compensation. Each element plays an integral role in our overall compensation strategy. Moreover, the Committee has approved certain executive perquisites and post-employment change-in-control compensation to our NEOs for purposes of motivating them and retaining their services.

Element of Compensation	Purpose/Description	Form/Timing of Payment
Base Salary and traditional benefits	Provide a base level of compensation for services performed, to encourage the continued service of our executive officers and to attract additional talented executive officers when necessary	Cash/throughout the fiscal year
Annual Incentive Compensation	To attract, motivate and reward executives to achieve and surpass key performance target goals	Cash/typically in February based upon the prior fiscal year’s performance
Long-Term Equity Incentive Compensation	To attract, motivate and reward executives to increase stockholder value, and encourage them to make long-term commitments to serve the Company	Restricted stock units with performance and time vesting criterion/following the release of second quarter earnings

Pay-for-Performance and At-Risk Compensation

Base Salary and Traditional Benefits

Base salaries paid to our NEOs are set forth in the “Summary Compensation Table for 2020.” Base salary adjustments are determined by making reasoned subjective determinations about current economic conditions such as general wage inflation as well as the executive’s qualifications, experience, responsibilities, and past performance. In addition to base salaries, we provide traditional benefits such as group health, disability, and life insurance benefits, as well as matching contributions to our 401(k) plan.

Annual Incentive Compensation

Each of our NEOs received annual incentive compensation for 2020, based upon the actual performance of the Company and, for Messrs. Sigloch and Westermeyer, the performance of the business lines which they oversee, relative to the performance targets (as described below) established by the Committee on February 5, 2020 (as reviewed and revised on July 31, 2020). The table below shows the target annual incentive award for each of our NEOs.

For 2020, the amount of incentive compensation payable to each of our named executive officers was calculated as follows:

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INCENTIVE GRADE LEVEL FACTOR

Set forth below are the incentive grade level factors for each of our NEOs:

NEO	Multiple of Base Salary
Mr. Christopher	125%
Mr. Martin	90%
Mr. Sigloch	90%
Mr. Miritello	75%
Mr. Westermeyer	75%

PERFORMANCE FACTOR

Set forth below are the corresponding payout percentages tied to various levels of achievement above or below pre-approved operating income performance targets. To promote alignment between pay and performance, incentive compensation amounts are not paid to NEOs when the achievement level of the operating income performance target is less than 80%.

Performance to Target	Payout Percentage
< 80%	0%
80-84%	40%
85-89%	55%
90-94%	70%
95-99%	85%
100-102%	100%
103-105%	115%
106-109%	130%
110%	150%

Based on their incentive grade level factors, certain NEOs are entitled to an additional payout percentage of 10% for each additional percentage of achievement between 111% and 115% of the target, thereby resulting in a maximum payout percentage of 200%. For more information, please see the “2020 Grants of Plan Based Awards Table.”

The performance factor applicable to each of the NEOs was determined based on the achievement level of the consolidated Company incentive operating income target, as shown in the following table:

Name	Incentive Operating Income Performance Criteria(1)	Incentive Operating Income Performance Target	Weighting	Performance	2020 Achievement Level	2020 Performance Factor
Gregory L. Christopher	Consolidated Company	$164.9 million	100%	$217.1 million	131%	200%
Jeffrey A. Martin	Consolidated Company	$164.9 million	100%	$217.1 million	131%	200%
Steffen Sigloch	Consolidated Company	$164.9 million	75%	$217.1 million	131%	200%
	Blended Business Lines Weighted Average Performance	$15.9 million	25%	$17.0 million	107%	130%
Christopher J. Miritello	Consolidated Company	$164.9 million	100%	$217.1 million	131%	200%
Gary Westermeyer	Consolidated Company	$164.9 million	25%	$217.1 million	131%	150%
	Blended Business Lines Weighted Average Performance	$17.8 million	75%	$20.1 million	113%	150%

(1)	Incentive operating income is the performance criteria metric used for all bonus plans. Incentive operating income includes adjustments to operating income as presented in the Company’s audited financial statements for purposes of defining the performance criteria, such as: (i) certain standard adjustments made annually, including expenses associated with phantom shares granted to personnel in our European businesses, and FIFO variances; and (ii) certain adjustments made when applicable, including impairment charges, certain gains or losses on the sale of assets, certain gains stemming from claim recoveries, consolidation related expenses and purchase accounting adjustments.

The performance targets applicable to our NEOs were established by the Committee on February 5, 2020, before the onset of the COVID-19 pandemic, and reflected a continuation of the execution of our growth strategy over the last several years. However, following the onset of the COVID-19 pandemic, the Company continued to evaluate its financial performance, as well as employees’ contributions across the organization, and measured those against the key objectives of our executive compensation program, including pay for performance, alignment with stockholders’ interests, and motivation and retention of key talent, which includes maintaining a program that is a fair reflection of corporate and individual performance. Thus, in light of these key objectives, which are intended to position the Company for long term profitable growth, and the extraordinary circumstances caused by the COVID-19 pandemic, in July 2020, the Company recommended to the Committee that the incentive operating income targets that were originally established in February be adjusted to keep all employees, including our NEOs, motivated and focused on continuing to work towards advancing the Company’s long-term goals for the remainder of 2020. On that basis, the Committee determined to adjust the consolidated company and business line incentive operating income targets applicable to the NEOs down by 15%, which, in the Committee’s view, were challenging but achievable levels, such that, based on performance expectations at the time of the July adjustment (which, due in large part to the extraordinary circumstances

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caused by COVID-19 pandemic, were trending below 2019 levels) the minimum incentive payout percentage could reasonably be attained.

From a financial performance standpoint in 2020, our NEOs and employees contributed to significant improvements in our third and fourth quarter earnings, and we concluded the year with results that were significantly better than our performance expectations at the onset of the COVID-19 pandemic and at the time of the July adjustment. As a result, notwithstanding the adjustment, which the Committee believes served the purpose of effectively motivating the Company’s NEOs and employees to overcome the unique challenges posed by the COVID-19 pandemic, overall incentive payments as a percentage of the Company’s earnings were generally consistent with prior years.

2020 NEO ANNUAL INCENTIVE CALCULATIONS

As a result of 2020 performance, the annual incentive payments for the NEOs were calculated as follows:

(1)	The target award is determined by multiplying the NEO’s base salary by the applicable incentive grade level factor.

Long-Term Equity Incentive Compensation Program

OVERVIEW

Our long-term equity-based incentive compensation program serves three goals:

1.	Aligning our NEOs’ financial interests with the interests of our stockholders;
2.	Retaining the services of talented and seasoned executives, and motivating them to make deep, long-term commitments to the Company; and
3.	Rewarding our NEOs for advancing our long-term financial success and increasing stockholder value.

The Committee has made the retention of executives and key employees a particular focus of the long-term equity incentive compensation program in recent years.

The Committee has decided that the best way to meet the objectives of our long-term incentive program is to award a combination of time-based restricted stock and performance-based restricted stock, allocated as shown below. To promote our goal of executive and key employee retention, time-based restricted stock awards vest over the course of a five-year period, on one of two vesting schedules: (i) 30% after three years; 30% after four years; and 40% after five years, or (ii) 100% cliff vesting after five years. Performance-based restricted stock is also awarded, and cliff vests after periods of either three or five years, provided performance criteria are met over the applicable performance period. All unvested shares are forfeited if the recipient leaves the Company’s employ prior to the vesting date.

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The Committee believes that the extended and cliff vesting schedules, and performance criteria described below will motivate our NEOs and key employees to remain with the Company and make long-term contributions to stockholder value generation.

VESTING SCHEDULE FOR TIME-BASED AND PERFORMANCE-BASED RESTRICTED STOCK

To foster retention, the 2020 time-based restricted stock awards vest over the course of a five-year period (i.e., either (i) 30% after three years; 30% after four years; and 40% after five years, or (ii) 100% after five years). For performance-based awards given to certain NEOs in 2020 (i.e., Messrs. Christopher, Martin, Sigloch and Miritello), the performance period is three years, and vesting occurs three years from the grant date. For the performance-based awards given to Mr. Westermeyer and various operational business leaders in 2020, the performance period is the fiscal year ending December 28, 2024, and vesting occurs approximately four and a half years from the grant date. No portion of the equity awards granted to our executives or employees vest in less than three years. The Committee elected to use a long-term vesting schedule to promote executive retention in our competitive industry and to incentivize performance. However, given the importance of long-term equity incentive awards in our compensation program, the Committee provided for accelerated vesting in the event of death, disability or a change in control (as explained in more detail in the “2020 Grant of Plan Based Awards Table”). The Committee believes that accelerated vesting would be appropriate in those circumstances to encourage our executives to focus on the potential benefits of a change in control transaction for our stockholders without harboring concerns for their financial security.

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PERFORMANCE CRITERIA FOR PERFORMANCE-BASED RESTRICTED STOCK

A portion of the long-term equity awards granted to Messrs. Christopher, Martin, Sigloch and Miritello are performance-based, and vesting is contingent upon the Company’s performance on two metrics: (i) adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and (ii) average return on invested capital (ROIC). As discussed above in the section entitled “2020 Say-on-Pay Vote and Stockholder Engagement,” the Company adopted these operational metrics in response to stockholder outreach regarding the appropriateness of the metrics historically used by the Company. Using these two metrics ensures that performance-based awards to these NEOs will only vest based upon the achievement of specified growth targets over a three-year performance period, which for the 2020 grants, was December 29, 2019 to December 31, 2022. For this purpose, the adjusted EBITDA metric means the average adjusted EBITDA achieved by the Company during each of the three fiscal years during the performance period, as compared with an adjusted EBITDA target of $204.0 million. The average ROIC metric means the average ROIC achieved by the Company during each of the three fiscal years during the performance period, as compared with an average ROIC target of 11.0%. For purposes of the average ROIC metric, ROIC means, in respect of a given fiscal year, the quotient obtained by dividing the Company’s after-tax operating income for such fiscal year by average invested capital in respect of such fiscal year (with invested capital being the average of beginning and ending long-term debt and equity in respect of such fiscal year).

The degree to which the performance-based equity awards granted to Messrs. Christopher, Martin, Sigloch and Miritello vest is contingent upon the Company’s actual performance as compared with the adjusted EBITDA and average ROIC targets, each weighted on a 50%-50% basis. The tables below illustrate the applicable achievement levels and corresponding vesting percentages for each metric. In both tables, the vesting percentages reflect the 50%-50% weighting of the two metrics. As for each metric, if the achievement percentage is less than 80%, the vesting percentage is 0%. Moreover, if the achievement percentage is between the specified levels, the vesting percentage is determined by linear interpolation.

ADJUSTED EBITDA METRIC

Achievement Percentage	Vesting Percentage
80%	25%
110%	100%

AVERAGE ROIC METRIC

Achievement Percentage	Vesting Percentage
80%	25%
110%	100%

For the performance-based equity awards granted to Mr. Westermeyer in 2020, the performance metric is the actual combined operating income of various businesses overseen by Mr. Westermeyer, as compared to a combined operating income target of $35.0 million during the fiscal year ending December 28, 2024. This performance period aligns with the final fiscal year

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of our ambitious 2024 Strategic Growth Plan. The table below sets forth the various achievement percentages and corresponding vesting percentages. If the achievement percentage is less than 50%, the vesting percentage is 0%. Moreover, if the achievement percentage is between the specified levels, the vesting percentage is determined without linear interpolation.

Performance to Target	Payout Percentage
50%	25%
60%	40%
70%	55%
80%	70%
90%	85%
100%	100%

To be clear, the growth targets established for our performance-based equity grants are just one of a number of different, yet complementary performance metrics utilized by the Company in its efforts to design an overall compensation program that is appropriately balanced and furthers its underlying aims. For example, the Company’s performance-based compensation program also incorporates the ambitious short and long-term operating targets that underlie the Company’s annual cash incentive compensation program and long-term aspirations for strategic growth.

The Company has traditionally maintained, and will continue to maintain lofty expectations and goals with respect to stockholder value creation. Nevertheless, given the primary retention aim of the long-term equity incentive compensation program, the Committee has concluded that the performance-based criterion for the equity awards granted to our NEOs are appropriate in the context of our well-balanced overall executive compensation program.

TIMING OF LONG-TERM EQUITY AWARD GRANTS

Long-term equity incentive awards to our Chief Executive Officer and other NEOs are traditionally granted annually, typically following the release of the Company’s second quarter and six-month operating results, and are based on the determinations of the Committee. Our Chief Executive Officer makes recommendations to the Committee regarding awards for other NEOs and members of the management team. In 2020, the NEOs received their annual grants in August.

In granting long-term equity awards to our NEOs, the Committee applied no set formula for allocating awards, and instead made reasoned, subjective determinations based upon their performance, the importance of retaining their services, and their role in helping us achieve our long-term goals. In 2020, we granted shares of restricted stock to our NEOs covering an aggregate of 141,000 shares.

Perquisites

We offer perquisites to our NEOs, which we view as an added element of our executive compensation program designed not only to attract, retain and reward our NEOs, but also to facilitate the performance of their duties on behalf of the Company. The perquisites we provided to our NEOs in fiscal year 2020 are set forth in the “Summary Compensation Table for 2020”, and included, among others, estate and tax planning, personal use of our Company airplane, and reimbursement of the income tax liabilities associated with certain perquisites. Estate and tax planning is provided to certain NEOs to complement our various compensation elements for the purpose of ensuring the NEOs understand the complexity of the long-term equity incentives and are thereby able to maximize the value of such benefits. We maintain a Company-owned airplane primarily to provide efficient transportation for executives, employees and customers to our geographically dispersed operations. From time to time, when our plane is not being used for business purposes, we allow certain NEOs to use the plane for personal travel. We have also provided executive physicals as a risk management tool and to ensure our NEOs are mindful of their personal health. Certain club memberships are provided, and serve the primary aim of facilitating networking with customers.

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— COMPENSATION RISK MANAGEMENT

In connection with its continued appraisal of our compensation program, management, with oversight from the Committee, reviews our compensation policies and practices, and the overall compensation program with respect to our risk management practices and any potential risk-taking incentives. This assessment includes a review of the primary elements of our compensation in light of potential risks:

COMPENSATION PROGRAM RISK CONSIDERATIONS

Pay Mix

•  Compensation program includes an appropriately balanced mix of short and long-term incentives, which mitigates the risk of undue focus on short-term targets while rewarding performance in areas that are key to our long-term success

•  Base salaries are set at competitive levels to promote stability and give executives an element of compensation that is not at risk.

Performance Metrics and Goals

•  Distinct performance metrics are used in both our short-term and long-term incentive plans.

•  Our annual incentive compensation program includes a payout scale (and cap) reflective of a pay for performance philosophy.

Long-term Incentives	• Our long-term equity incentive program is designed to retain key executives and business leaders and to align their interests with those of our stockholders.

As previously detailed (see page 17), the Company has adopted a series of policies, including bans on pledging and hedging, and a clawback policy, to further mitigate risk taking behaviors. Beyond our Company clawback policy, which applies to all President and Vice President-level executives, our Chief Executive Officer and Chief Financial Officer are subject to clawback provisions under the Sarbanes Oxley Act of 2002.For these reasons, we believe that our compensation policies and practices are not likely to have a material adverse effect on the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to certain executive officers, subject historically to an exception for qualifying “performance-based compensation.” The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) of the Code and, among other things, eliminated the performance-based exception to the $1,000,000 deduction limit effective as of January 1, 2018. As a result, as of 2018, compensation paid to certain executive officers in excess of $1,000,000 is nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) of the Code (the “Covered Employees”) will include any individual who served as the Chief Executive Officer and Chief Financial Officer at any time during the taxable year and the three other most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) of the Code described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, we may avail ourselves of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the company, we do not limit our actions with respect to executive compensation to preserve deductibility under Section 162(m) of the Code if we determine that doing so is in the best interests of the Company and its stockholders.

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REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation and Stock Option Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Gary S. Gladstein, Chairman

Scott J. Goldman

Charles P. Herzog, Jr.

—	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2020, Gennaro J. Fulvio, Scott J. Goldman and Charles P. Herzog, Jr. served on the Compensation and Stock Option Committee. No member of the Compensation and Stock Option Committee was, during fiscal year 2020, an officer or employee of the Company or was formerly an officer of the Company. In addition, no member of the Compensation and Stock Option Committee, during fiscal year 2020, had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during fiscal year 2020.

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EXECUTIVE COMPENSATION TABLES

— SUMMARY COMPENSATION TABLE FOR 2020

The following table shows compensation of our principal executive officer, our principal financial officer, and other named executive officers for the 2020, 2019 and 2018 fiscal years, as applicable.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Gregory L. Christopher	2020	1,250,000	(2)	300,000	(3)	2,220,750	3,125,000	337,398	(4)	7,233,148
Chief Executive Officer & Chairman	2019	1,250,000		—		4,168,400	2,031,250	615,056		8,064,706
	2018	1,117,308		—		3,873,600	1,815,625	543,480		7,350,013
Jeffrey A. Martin	2020	400,125	(2)	300,000	(3)	681,030	720,225	85,802	(5)	2,187,182
Chief Financial Officer & Treasurer	2019	390,462		—		490,770	456,840	202,895		1,540,967
	2018	359,873		—		581,040	421,052	68,553		1,430,518
Steffen Sigloch	2020	344,177	(2)	—		651,420	516,266	127,321	(6)	1,639,184
Chief Manufacturing Officer	2019	339,085		—		627,095	326,921	242,766		1,535,867
	2018	328,693		—		807,000	384,571	227,048		1,747,312
Christopher J. Miritello
Vice President, General Counsel & Secretary(7)	2020	330,000	(2)	325,000	(3)	177,660	495,000	34,680	(8)	1,362,340
Gary Westermeyer	2020	265,000	(2)	—		444,150	268,313	15,180	(10)	992,643
President – Refrigeration(9)	2019	263,558		60,000		272,650	195,197	17,015		808,420

(1)	This column represents the aggregate grant date fair value of awards granted to our NEOs and assuming, for purposes of any awards subject to performance-based vesting criteria, the probable outcome of the performance conditions. For information on the valuation assumptions with respect to these awards, refer to Note 17 - Stock-Based Compensation to the Company’s Consolidated Financial Statements filed with its Annual Report on Form 10-K for the fiscal year ended December 26, 2020. The amounts above reflect the Company’s aggregate expense for these awards and do not necessarily correspond to the actual value the named executive officers will recognize.
(2)	Effective December 21, 2020, Mr. Martin’s, Mr. Sigloch’s and Mr. Westermeyer’s base salaries were increased by 6.3%, 6.1% and 5.7% respectively. Mr. Miritello’s base salary was increased by 10.0% effective January 1, 2020. Mr. Christopher did not receive any base salary increase in 2020.
(3)	Represents cash bonuses awarded to Messrs. Christopher, Martin and Miritello in recognition of their outstanding leadership and service, particularly as it related to the Company’s successful claim in the Deepwater Horizon settlement, which resulted in the Company’s collection of an approximately $22.1 million award.
(4)	Mr. Christopher’s other compensation includes $230,480 in restricted stock dividends, including the Special Dividend (as discussed below) in respect of shares of restricted stock that were unvested at the time the Special Dividend was declared and that vested in 2020. Other compensation also includes $18,315 in premiums on a life insurance policy maintained on his behalf; a $15,803 reimbursement of the income tax liabilities associated with certain perquisites; $9,774 in club memberships; $12,253 in personal tax and estate planning; a $191 executive health physical; $3,238 in travel expenses for Company-sponsored events; and an $11,400 matching contribution to the Company’s 401(k) plan. In addition, Mr. Christopher’s other compensation includes the incremental cost of $35,944 incurred by the Company in connection with Mr. Christopher’s personal use of the Company aircraft, calculated based on the cost of fuel, crew travel, trip-related maintenance and other similar variable costs. Fixed costs, which do not change based on usage, are excluded as the Company’s aircraft is used predominantly for business purposes.
(5)	Mr. Martin’s other compensation includes $73,105 in restricted stock dividends, including the Special Dividend in respect of shares of restricted stock that were unvested at the time the Special Dividend was declared and that vested in 2020. Other compensation also includes a $511 reimbursement of the income tax liabilities associated with certain perquisites; an $11,400 matching contribution to the Company’s 401(k) plan; and the incremental cost of $787 incurred by the Company in connection with Mr. Martin’s personal use of the Company aircraft (see Note 4 above for an explanation of the calculation of such cost).
(6)	Mr. Sigloch’s other compensation includes $106,445 in restricted stock dividends, including the Special Dividend in respect of shares of restricted stock that were unvested at the time the Special Dividend was declared and that vested in 2020. Other compensation also includes an $11,400 matching contribution to the Company’s 401(k) plan, $5,700 in relocation expenses and a $3,729 reimbursement of the income tax liabilities associated with certain perquisites.

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(7)	Mr. Miritello was not a NEO in 2018 or 2019. Accordingly, only his compensation for 2020 is listed on this table.
(8)	Mr. Miritello’s other compensation includes $23,280 in restricted stock dividends, including the Special Dividend in respect of shares of restricted stock that were unvested at the time the Special Dividend was declared and that vested in 2020. Other compensation also includes an $11,400 matching contribution to the Company’s 401(k) plan.
(9)	Mr. Westermeyer was not a NEO in 2018. Accordingly, only his compensation for 2019 and 2020 is listed on this table.
(10)	Mr. Westermeyer’s other compensation includes $3,780 in restricted stock dividends, including the Special Dividend in respect of shares of restricted stock that were unvested at the time the Special Dividend was declared and that vested in 2020. Other compensation also includes an $11,400 matching contribution to the Company’s 401(k) plan.

Pay Ratio

In 2020, the total compensation of Mr. Christopher, our Chief Executive Officer, was $7,233,148, as reported in the “Summary Compensation Table for 2020.” Based on the methodology described below, we determined that the median employee in terms of total 2020 compensation of all of our employees (other than Mr. Christopher) received an estimated $36,810 in total compensation for 2020. Therefore, the estimated ratio of 2020 total compensation of Mr. Christopher to the median employee was 197:1.

In general, we offer employees base salary, company retirement plan contributions, the opportunity to receive incentive awards for performance, and other benefits. In accordance with SEC rules, the median employee compensation provided above reflects company retirement plan contributions, incentive awards for 2020 performance and other benefits, but does not reflect benefits relating to group life or health plans generally available to all salaried employees.

To determine median employee compensation, we took the following steps:

•	We identified our employee population as of December 26, 2020, which consisted of approximately 5,007 employees.
•	For each employee (other than Mr. Christopher), we determined the sum of his or her base salary for 2020, and incentive awards for 2020. Comparing the sums, we identified an employee whose compensation best reflects the Company employees’ median 2020 compensation, taking into account whether their compensation likely would reflect median employee compensation in future years.
•	In accordance with SEC rules, we then determined that employee’s 2020 total compensation was $36,810 using the approach required by the SEC when calculating our named executive officers’ compensation, as reported in the Summary Compensation Table.

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— 2020 GRANTS OF PLAN BASED AWARDS TABLE

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the fiscal year ended December 26, 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Stock Awards ($)
Gregory L. Christopher	—	625,000	1,562,500	3,125,000	—	—	—	—	—
	8/7/2020	—	—	—	—	30,000	—	45,000	2,220,750
Jeffrey A. Martin	—	144,045	360,113	720,225	—	—	—	—	—
	8/7/2020	—	—	—	—	8,000	—	15,000	681,030
Steffen Sigloch	—	123,904	309,759	619,519	—	—	—	—	—
	8/7/2020	—	—	—	—	10,000	—	12,000	651,420
Christopher J. Miritello	—	99,900	247,500	495,000	—	—	—	—	—
	8/7/2020	—	—	—	—	2,000	—	4,000	177,660
Gary Westermeyer	—	79,500	198,750	298,125	—	—	—	—	—
	8/7/2020	—	—	—	—	10,000	—	5,000	444,150

(1)	Represents annual cash incentive awards that could have been earned based on performance in 2020. These columns show awards that were possible at the threshold, target and maximum levels of performance for each NEO in 2020, determined by multiplying each named executive officer’s actual base salary paid during 2020, by the named executive officer’s incentive grade level factor, and then by a performance factor of 40% for the threshold level (for 80% achievement of the applicable performance criteria), 100% for the target level (for 100% achievement of the applicable performance criteria), capped at 200% (or, in the case of Mr. Westermeyer, 150%) for the maximum level (for 115% achievement of the applicable performance criteria).
(2)	The vesting of shares of performance-based restricted stock granted to Messrs. Christopher, Martin, Sigloch and Miritello in 2020 is conditioned upon the Company’s actual performance as compared with certain adjusted EBITDA and average ROIC targets, each weighted on a 50%-50% basis, over a three-year reference period (December 29, 2019 to December 31, 2022). Subject to this performance condition, these shares will vest on July 20, 2023. The vesting of shares of performance-based restricted stock granted to Mr. Westermeyer in 2020 is conditioned upon the operating income performance of various businesses overseen by Mr. Westermeyer as compared to an operating income target during the fiscal year ending December 28, 2024. Subject to this performance condition, these shares will vest on February 28, 2025. For more information on the performance-based criteria, please see the section entitled “Performance Criteria for Performance-Based Restricted Stock.”
(3)	Shares of time-based restricted stock granted to Messrs. Christopher and Martin will vest 30% on each of July 30, 2023 and July 30, 2024, and 40% on July 30, 2025. Shares of time-based restricted stock granted to Messrs. Sigloch, Miritello and Westermeyer will vest 100% on July 30, 2025. They are subject to earlier vesting in connection with a change in control, or a termination of employment due to death or disability. Mr. Christopher’s grants also vest upon a termination of employment without cause or resignation for good reason.

Narrative Disclosure to Summary Compensation Table and Grant of Plan Based Awards Table

Employment Agreement with Mr. Christopher

On March 15, 2018, we entered into an indefinite term employment agreement (the “Employment Agreement”) with Mr. Christopher, pursuant to which he will continue to serve as the Company’s Chief Executive Officer, reporting directly to the Board. The Employment Agreement replaced Mr. Christopher’s prior employment agreement and, in so doing, eliminated the “single-trigger” severance to which Mr. Christopher would have been entitled upon the occurrence of a change in control of the Company.

The Employment Agreement provides that Mr. Christopher will receive a base salary of not less than $1,100,000 per year and will be eligible to receive an annual bonus award. For each fiscal year, Mr. Christopher’s target annual bonus will be 125% of his base salary upon achievement of target performance levels, and he will be eligible for a maximum annual bonus of 250% of base salary when performance equals or exceeds 125% of the applicable performance objectives. The actual annual bonus payable to Mr. Christopher will be based upon the actual level of achievement of annual Company and individual performance objectives for the applicable year, as determined by the Committee. In addition, during the term of Mr. Christopher’s employment, the Company will maintain a term life insurance policy for him with a face value of at least $5 million, and Mr. Christopher will have the right to name the beneficiary of such term life insurance policy.

In the event that Mr. Christopher’s employment is terminated for any reason (other than by the Company for “cause” (as defined in the Employment Agreement)), he will, subject to his execution of a general release in favor of the Company and his continued compliance with certain restrictive covenants (the “Conditions”), be entitled to receive the following: (i) any accrued but unpaid compensation and benefits; (ii) any unpaid annual bonus with

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respect to the previously completed fiscal year; (iii) subject to achievement of the applicable performance objectives for the fiscal year in which the termination occurs, payment of a prorated annual bonus for such fiscal year; and (iv) continued medical, dental and hospitalization coverage (or payment in lieu of coverage if coverage is not permitted by applicable law or the terms of the applicable plan) for Mr. Christopher, his spouse and covered dependents until the latest of Mr. Christopher’s 70th birthday, his spouse’s 70th birthday, and the 3rd anniversary of such termination.

Additionally, if Mr. Christopher’s employment is terminated by the Company without “cause” or by Mr. Christopher for “good reason” (as defined in the Employment Agreement), and there has not been a “change in control” (as defined in the Employment Agreement) in the past 24 months, Mr. Christopher will, subject to the Conditions, be entitled to (i) continued payment of his base salary for 36 months; and (ii) an amount equal to 3 times Mr. Christopher’s target annual bonus in respect of the fiscal year in which such termination occurs (or prior fiscal year, if greater), such amount to be paid in equal installments over the 3-year period following such termination at the same time such amounts would otherwise have been paid had no termination occurred. If Mr. Christopher’s employment is terminated by the Company without “cause” or by Mr. Christopher for “good reason” within 24 months of a “change in control,” Mr. Christopher will, subject to the Conditions, be entitled to (i) payment of his base salary for 36 months in a lump sum on the first regularly-scheduled payroll date following the 60th day following such termination; and (ii) an amount equal to 3 times Mr. Christopher’s target annual bonus in respect of the fiscal year in which such termination occurs (or prior fiscal year, if greater), paid in a lump sum on the first regularly-scheduled payroll date following the 60th day following such termination. The Employment Agreement does not provide for any “single-trigger” severance payments or benefits.

The Employment Agreement does not provide any gross-up or tax assistance on the severance benefits. Instead, the Employment Agreement contains a “modified cutback” provision, which would act to reduce the benefits payable to Mr. Christopher to the extent necessary to avoid a “golden parachute excise tax,” but only if such reduction would result in Mr. Christopher retaining a larger after-tax amount.

Mr. Christopher is subject to certain restrictive covenants during the term of his employment and thereafter, including customary non-compete restrictions that apply for one year post-termination and customary non-solicitation restrictions with respect to current and prospective employees that apply for one year post-termination. In addition, during the term of his employment and for one year thereafter, Mr. Christopher is prohibited from contacting any customer or prospective customer of the Company, or any representative of the same, for the purpose of providing any service or product competitive with any service or product sold or provided by the Company.

Change in Control Agreements with Messrs. Martin, Sigloch and Miritello

On July 26, 2016, the Company entered into change in control agreements with certain key members of the management team, including Messrs. Martin and Sigloch. The Company entered into a substantially similar change in control agreement with Mr. Miritello on January 3, 2017. Pursuant to those agreements, if, upon or within two years following a “change in control”, the executive’s employment is terminated by the Company without “cause” (other than on account of death or Disability), or by the executive for “good reason”, subject to execution of a general release of claims, the executive will be entitled to: (i) an amount equal to two times the executive’s base salary (as in effect immediately prior to the change in control or, if greater, the date of such termination); and (ii) an amount equal to two times the average annual bonus paid to the executive (including, for this purpose only, any amounts deferred) in respect of the three calendar years immediately preceding the calendar year in which the change in control occurs (or the three calendar years immediately preceding the calendar year of such termination, if greater). The terms “change in control” and “cause” are defined in the 2014 Incentive Plan and the term “good reason” is defined in each executive’s change in control agreement. The agreements also provide that for two years following termination under the circumstances described above, each of Messrs. Martin, Sigloch and Miritello will receive (subject to the executive’s election of COBRA continuation coverage under the Company’s group health plan) continued coverage under the Company’s group health plan at the Company’s cost (or at the direction of the Company, reimbursement for COBRA premiums) for two years following such termination. We are not party to an employment or change in control agreement with Mr. Westermeyer.

2019 and 2014 Incentive Plans

In 2020, we maintained the 2019 Incentive Plan and 2014 Incentive Plan (together, the “Plans”), which were approved by our stockholders at our Annual Meetings held in May 2019 and May 2014 respectively. The Committee administers the Plans and is authorized to, among other things, designate participants, grant awards, including cash-based awards that historically were intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, determine the number of shares of Common Stock to be covered by awards and determine the terms and conditions of any awards, and construe and interpret the Plans and award agreements issued pursuant thereto. The 2014 Incentive Plan reserved 1,500,000 shares of our Common Stock for issuance, subject to adjustment in the event of any change in the outstanding Common Stock or the capital structure of the Company or any other similar corporate transaction or event. The 2019 Plan reserved 2,000,000 shares of our Common Stock for issuance, subject to adjustments under similar circumstances.

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— OUTSTANDING EQUITY AWARDS AT FISCAL 2020 YEAR-END

The following table sets forth summary information regarding the outstanding equity awards held by our named executive officers as of December 26, 2020.

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Gregory L.	07/28/2016	—	—	—	—	24,000	837,840	10,000	349,100
Christopher(4)	07/27/2017	—	—	—	—	42,000	1,466,220	8,000	279,280
	07/26/2018	—	—	—	—	70,000	2,443,700	50,000	1,745,500
	07/25/2019	—	—	—	—	70,000	2,443,700	66,000	2,304,060
	08/07/2020	—	—	—	—	45,000	1,570,950	30,000	1,047,300
Jeffrey A.	07/24/2015(5)	—	—	—	—	7,000	244,370	—	—
Martin	07/28/2016(6)	—	—	—	—	4,000	139,640	8,000	279,280
	07/27/2017(7)	—	—	—	—	7,000	244,370	7,000	244,370
	07/26/2018(8)	—	—	—	—	12,000	418,920	6,000	209,460
	08/08/2019(10)	—	—	—	—	12,000	418,920	6,000	209,460
	08/07/2020(12)	—	—	—	—	15,000	523,650	8,000	279,280
Steffen	07/24/2015(5)	—	—	—	—	9,000	314,190	—	—
Sigloch	07/28/2016(6)	—	—	—	—	6,000	209,460	12,000	418,920
	07/27/2017(7)	—	—	—	—	10,500	366,555	10,000	349,100
	07/26/2018(8)	—	—	—	—	15,000	523,650	10,000	349,100
	08/08/2019(10)	—	—	—	—	13,000	453,830	10,000	349,100
	08/07/2020(13)	—	—	—	—	12,000	418,920	10,000	349,100
Christopher	09/14/2015	14,666	—	24.58	09/14/2025	—	—	—	—
J. Miritello	07/28/2016(6)	—	—	—	—	800	27,928	2,000	69,820
	07/27/2017(7)	—	—	—	—	1,400	48,874	2,000	69,820
	07/26/2018(9)	—	—	—	—	4,500	157,095	—	—
	08/08/2019(11)	—	—	—	—	2,500	87,275	2,500	87,275
	08/07/2020(13)	—	—	—	—	4,000	139,640	2,000	69,820
Gary	07/25/2014	6,111	—	23.56	07/25/2024	—	—	—	—
Westermeyer	07/24/2015	6,111	—	26.52	07/24/2025	—	—	—	—
	11/22/2016(6)	—	—	—	—	2,800	97,748	—	—
	07/27/2017(7)	—	—	—	—	2,100	73,311	3,000	104,730
	07/26/2018(8)	—	—	—	—	4,000	139,640	3,000	104,730
	08/08/2019(11)	—	—	—	—	5,000	174,550	5,000	174,550
	08/07/2020(13)					5,000	174,550	10,000	349,100

(1)	The options granted to Mr. Miritello in 2015, and those granted to Mr. Westermeyer in 2014 and 2015 are fully vested. All outstanding vested options are exercisable until they expire on the tenth anniversary of the grant date, subject to earlier cancellation. All outstanding options were adjusted in March 2017 due to payment of the Special Dividend. The amount of outstanding options and the exercise prices shown in the above table are post-adjustment.

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(2)	The vesting of shares of performance-based restricted stock granted to all NEOs during 2016 through 2019 is conditioned upon the Company’s achievement of a 3.5% compounded annual growth rate in total stockholder return or diluted earnings per share over a defined reference period, and subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability or a qualifying retirement (subject, in the case of a qualifying retirement, to achievement of the performance criteria, measured through the last day of the fiscal year preceding the year in which such qualifying retirement occurs). For the performance-based restricted stock granted to these executives on July 28, 2016, the vesting date is February 28, 2022, and the reference period is December 26, 2015 to the last day of the 2021 fiscal year. For the performance-based restricted sock granted to these executives on July 27, 2017, the vesting date is February 28, 2023, and the reference period is December 31, 2016 to the last day of the 2022 fiscal year. For the performance-based restricted stock granted to these executives on July 26, 2018, the vesting date is February 28, 2023, and the reference period is December 30, 2017 to the last day of the 2022 fiscal year. For the performance-based restricted stock granted to these executives on August 8, 2019 (or in the case of Mr. Christopher, July 25, 2019), the vesting date is February 28, 2024, and the reference period is December 30, 2018 to the last day of the 2023 fiscal year.

(3)	The vesting of shares of performance-based restricted stock granted to Messrs. Christopher, Martin, Sigloch and Miritello in 2020 is conditioned upon the Company’s actual performance as compared with certain adjusted EBITDA and average ROIC targets, each weighted on a 50%-50% basis, over a three-year reference period (December 29, 2019 to December 31, 2022). Subject to this performance condition, these shares will vest on July 20, 2023. The vesting of shares of performance-based restricted stock granted to Mr. Westermeyer in 2020 is conditioned upon the operating income performance of various businesses overseen by Mr. Westermeyer as compared to an operating income target during the fiscal year ending December 28, 2024. Subject to this performance condition, these shares will vest on February 28, 2025. For more information on the performance-based criteria, please see the section entitled “Performance Criteria for Performance-Based Restricted Stock.”

(4)	Shares of time-based restricted stock granted to Mr. Christopher will vest 30% on each of the third and fourth anniversaries of the vesting commencement date (July 30 of the year of grant), and 40% on the fifth anniversary of the vesting commencement date, in each case, subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability, by us without cause or by Mr. Christopher for good reason.

(5)	Shares of time-based restricted stock will vest 30% on each of July 30, 2018, and July 30, 2019, and 40% on July 30, 2020, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(6)	Shares of time-based restricted stock will vest 30% on each of July 30, 2019, and July 30, 2020, and 40% on July 30, 2023, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(7)	Shares of time-based restricted stock will vest 30% on each of July 30, 2020, and July 30, 2021, and 40% on July 30, 2022, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(8)	Shares of time-based restricted stock will vest 30% on each of July 30, 2021, and July 30, 2022, and 40% on July 30, 2023, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(9)	Shares of time-based restricted stock will vest 100% on July 30, 2023, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(10)	Shares of time-based restricted stock will vest 30% on each of July 30, 2022, and July 30, 2023, and 40% on July 30, 2024, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(11)	Shares of time-based restricted stock will vest 100% on July 30, 2024, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(12)	Shares of time-based restricted stock will vest 30% on each of July 30, 2023, and July 30, 2024, and 40% on July 30, 2025, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(13)	Shares of time-based restricted stock will vest 100% on July 30, 2025, subject to earlier vesting in connection with a termination of employment due to death or disability. Shares of time-based restricted stock granted to Messrs. Sigloch and Miritello are also subject to earlier vesting in connection with a change in control.

—	2020 STOCK VESTED AND OPTIONS EXERCISED

The following table sets forth the value realized by each of our named executive officers as a result of the vesting of restricted stock and exercise of stock options during the fiscal year ended December 26, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gregory L. Christopher	—	—	61,600	1,739,584
Jeffrey A. Martin	5,533	149,116	16,600	520,444
Steffen Sigloch	—	—	24,400	755,476
Christopher J. Miritello	—	—	5,200	149,688
Gary Westermeyer	—	—	1,500	42,360

(1)	The amounts shown in the Value Realized on Exercise Column equals the number of options exercised multiplied by the market value of the Company’s stock on the exercise date less the option exercise price.

(2)	The amounts shown in the Value Realized on Vesting Column equal the number of shares vested multiplied by the market value of the Company’s stock on the vesting date.

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—	POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL AS OF THE END OF 2020

Pursuant to the employment agreement with our Chief Executive Officer, and the equity award and change in control agreements with our other named executive officers (other than Mr. Westermeyer), upon a change in control or certain terminations of employment, our named executive officers are entitled to payments of compensation and benefits and/or accelerated vesting of equity awards, in each case as described below. The table below reflects the amount of compensation and benefits payable to each named executive officer in the event of (i) a change in control, (ii) an involuntary termination without cause or a resignation for good reason (specifically, for Messrs. Martin, Sigloch and Miritello, the occurrence of such a termination upon or within two years following a change in control), and (iii) a termination by reason of death or disability. The named executive officers are not entitled to any payments in connection with a termination for cause.

The amounts shown assume the applicable triggering event occurred on December 26, 2020, and are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event.

Name	Triggering Event	Salary & Bonus ($)		Benefits ($)		Accelerated Vesting of Equity Awards ($)		Total ($)
Gregory L.	Termination Without Cause or for Good Reason	11,562,500	(1)	296,257	(3)	9,417,627	(4)	21,276,384
Christopher	Termination Due to Death or Disability	3,125,000	(2)	296,257	(3)	15,142,867	(4)	18,564,124
	Change in Control	—		—		15,142,867	(4)	15,142,867
	Termination Without Good Reason	—		296,257	(3)	—		296,257
Jeffrey A. Martin	Termination Without Cause or for Good Reason	1,915,411	(5)	36,544	(5)	3,477,712	(4)	5,429,667
	following a Change in Control
	Termination Due to Death or Disability	—		—		3,477,712	(4)	3,477,712
	Change in Control	—		—		3,477,712	(4)	3,477,712
Steffen Sigloch	Termination Without Cause or for Good Reason following a Change in Control	1,548,505	(5)	36,544	(5)	4,475,550	(4)	6,060,599
	Termination Due to Death or Disability	—		—		4,475,550	(4)	4,475,550
	Change in Control	—		—		4,475,550	(4)	4,475,550
Christopher J.	Termination Without Cause or for Good Reason	1,310,657	(5)	15,945	(5)	801,364	(4)	2,127,966
Miritello	following a Change in Control
	Termination Due to Death or Disability					801,364	(4)	801,364
	Change in Control					801,364	(4)	801,364
Gary Westermeyer(6)	Termination Without Cause or for Good Reason following a Change in Control	—		—		1,537,429	(4)	1,537,429
	Termination Due to Death or Disability	—		—		1,537,429	(4)	1,537,429
	Change in Control	—		—		1,537,429	(4)	1,537,429

(1)	Includes the value of continuation of base salary and annual incentive compensation (determined based upon Mr. Christopher’s 2020 target bonus) for three years post-termination. Also includes the value of a pro-rata bonus for the year of termination, determined based on actual performance, which is payable upon a termination for any reason (other than by the Company for cause). The pro-rata bonus amount listed represents Mr. Christopher’s 2020 bonus paid pursuant to our 2020 annual incentive program. If Mr. Christopher is terminated without cause or resigns for good reason during the 24-month period following a change in control, the amounts will be paid in a lump sum within 60 days following termination.

(2)	Includes the value of a pro-rata bonus for the year of termination. The pro-rata bonus amount listed represents Mr. Christopher’s 2020 bonus paid pursuant to our 2020 annual incentive program.

(3)	Includes the value of continued participation in the Company’s benefit plans following termination of employment until Mr. Christopher’s spouse’s 70th birthday, which Mr. Christopher is entitled to following a termination for any reason (other than by the Company for cause).

(4)	Includes the value of accelerated vesting of unvested shares of restricted stock as of December 26, 2020, based on a per share value of $34.91. Unvested shares of restricted stock granted to NEOs will vest automatically in connection with a termination due to death or disability or a change in control. Mr. Christopher is also entitled to accelerated vesting of certain of his awards upon an involuntary termination without cause or a resignation for good reason. Payments to which named executive officers are entitled upon the accelerated vesting of restricted stock included payments associated with declared dividends and interest.

(5)	Includes the value of: (i) two times the executive’s base salary as in effect on December 26, 2020; (ii) two times the average annual bonus actually paid to the executive for the three calendar years preceding December 26, 2020; and (iii) the value of continued participation in Company’s group health plan for a period of two years. All amounts are payable on an involuntary termination without cause or upon a resignation by the executive for good reason that occurs upon or within two years following a change in control. Messrs. Martin, Sigloch and Miritello are not entitled to any amounts in connection with such an involuntary termination that occurs outside of this two-year, post-change in control window.

(6)	Mr. Westermeyer is not party to a change in control agreement or an employment agreement.

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PRINCIPAL STOCKHOLDERS

As of March 19, 2021, the following parties were known by the Company to be the “beneficial owner” of more than five percent of the Common Stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,682,635	(1)	15.2%	(2)
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	5,777,728	(3)	10.1%	(2)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,747,985	(4)	10.0%	(2)
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	4,099,287	(5)	7.2%	(2)

(1)	This information is based on a Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission (“SEC”) on January 26, 2021. BlackRock filed this Schedule 13G/A on its own behalf and on behalf of certain of its subsidiaries. The Schedule 13G/A reported that BlackRock has sole voting and dispositive power with respect to 8,580,344 and 8,682,635, respectively, of the shares shown. The Schedule 13G/A also reported that BlackRock Fund Advisors owned 5% or greater of the security class being reported on the Schedule 13G/A.

(2)	The percent of class shown was based on the shares of Common Stock reported on the Schedule 13G/A and the total number of shares outstanding as of December 26, 2020. The difference in the total number of shares outstanding on December 26, 2020 and March 19, 2021 does not materially affect the percentage of ownership of the class.

(3)	This information is based on a Schedule 13D/A filed by GAMCO Investors Inc. (“GBL”) and certain of its affiliates (collectively, the “Gabelli Reporters”) on August 25, 2020. The Schedule 13D/A reported that GAMCO Asset Management, Inc. (“GAMCO”) beneficially owns 3,440,528 of the shares reported; Gabelli Funds, LLC (“Gabelli Funds”) beneficially owns 2,203,500 of the shares reported; Gabelli & Company Investment Advisers, Inc. beneficially owns 3,000 of the shares reported; GGCP, Inc. beneficially owns 22,000 of shares reported; Mario J. Gabelli (“Gabelli”) beneficially owns 500 of the shares reported; Gabelli Foundation, Inc. beneficially owns 7,000 of the shares reported; MJG Associates, Inc. beneficially owns 97,200 of the shares reported; and Associated Capital Group, Inc. beneficially owns 4,000 of the shares reported. In addition, the Schedule 13D/A reported that each Gabelli Reporter (and certain executives, directors and other related persons as disclosed on the Schedule 13D/A) has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the Common Stock reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have authority to vote 256,800 of the reported shares, (ii) Gabelli Funds, a wholly-owned subsidiary of GBL, has sole dispositive and voting power with respect to the shares of the Company held by certain funds (the “Funds”) for which it provides advisory services, so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Gabelli, Associated, GBL, and GGCP is indirect with respect to Common Stock beneficially owned directly by other Gabelli Reporters.

(4)	This information is based on a Schedule 13G/A filed by The Vanguard Group, Inc. (“VGI”) with the SEC on March 10, 2021. According to the Schedule 13G/A, VGI has sole dispositive power with respect to 5,645,950 of the shares shown. VGI also has shared voting power with respect to 56,923 of the shares shown, and shared dispositive power with respect to 102,035 of the shares shown.

(5)	This information is based on a Schedule 13G filing by Wells Fargo & Company on February 12, 2021. Wells Fargo filed this Schedule 13G on its own behalf and on behalf of certain of its subsidiaries. The Schedule 13G reported that Wells Fargo has sole voting and dispositive power with respect to 137,841 of the shares shown. The Schedule 13G also reported that Wells Fargo has shared voting and shared dispositive power with respect to 722,965 and 3,961,446, respectively, of the shares shown. Further, the Schedule 13G reported that Wells Capital Management Incorporated owned 5% or greater of the security class being reported on the Schedule 13G.

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BENEFICIAL OWNERSHIP OF COMMON STOCK BY INSIDERS

The following table sets forth, as of the close of business on March 19, 2021, information about the 1,674,471 shares of Common Stock (calculated based on 57,120,304 shares outstanding) beneficially owned by each of the Company’s current directors, nominees for director, executive officers and named executive officers. The “named executive officers” are those individuals set forth in the “Summary Compensation Table for 2020” included herein. Unless otherwise indicated, all directors, nominees for director, executive officers and named executive officers have sole voting and investment power with respect to the shares of Common Stock reported. The table and the accompanying footnotes set forth the foregoing persons’ current positions with the Company, principal occupations and employment over the preceding five years, age and directorships held in certain other publicly-owned companies.

Principal Occupation, Employment, etc.	Common Stock Beneficially Owned as of March 19, 2021	Percent of Class
Chairman and Chief Executive Officer
Gregory L. Christopher(1)	689,965	1.2%
Independent Directors
Elizabeth Donovan(2)	14,000	*
Gennaro J. Fulvio(3)	64,754	*
Gary S. Gladstein(4)	160,296	*
Scott J. Goldman(5)	55,544	*
John B. Hansen(6)	84,885	*
Terry Hermanson(7)	49,126	*
Charles P. Herzog, Jr.(8)	31,048	*
Section 16 Officers
Devin Malone	37,083	*
President - Streamline since January 1, 2019; age 39(9)
Jeffrey A. Martin	166,246	*
Chief Financial Officer and Treasurer since February 14, 2013; age 54(10)
Mark Millerchip	—	—
Executive Director – European Operations since May 28, 2010; age 54(11)
Christopher J. Miritello	41,340	*
Vice President, General Counsel and Secretary since January 1, 2017; age 38(12)
Christopher A. Mitchell	27,000	*
President – Brass & Aluminum since January 1, 2020; age 47(13)
Steffen Sigloch	159,846	*
Chief Manufacturing Officer since May 4, 2017; age 52(14)
Anthony J. Steinriede	27,725	*
Vice President – Corporate Controller since April 23, 2015; age 44(15)
Gary Westermeyer	65,613	*
President – Refrigeration of the Company since May 4, 2017; age 56(16)
SECTION 16 OFFICERS AND DIRECTORS AS A GROUP	1,674,471	2.9%**

*	Less than 1%

**	Includes 226,830 shares of Common Stock which are subject to currently exercisable stock options and 767,400 shares of non-vested restricted stock held by executive officers and directors of the Company.

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(1)	The number of shares of Common Stock beneficially owned by Mr. Christopher includes (i) 415,000 shares of non-vested restricted stock, (ii) 123,500 shares owned by a trust in which his wife is beneficiary, (iii) 83,500 shares owned by a trust in which he is beneficiary and (iv) 6,800 shares of Common Stock which are owned by Mr. Christopher’s children.

(2)	The number of shares of Common Stock beneficially owned by Ms. Donovan includes (i) 10,000 shares of Common Stock which are subject to currently exercisable stock options, (ii) 2,000 shares of Common stock which are owned by Ms. Donovan’s spouse and (iii) 2,000 shares of non-vested restricted stock.

(3)	The number of shares of Common Stock beneficially owned by Mr. Fulvio includes (i) 35,555 shares of Common Stock which are subject to currently exercisable stock options, (ii) 27,199 shares of Common Stock which are owned by Mr. Fulvio’s spouse and (iii) 2,000 shares of non-vested restricted stock.

On June 27, 2017, pursuant to an Offer of Settlement, and without admitting or denying the findings contained therein, the PCAOB issued an Order Instituting Disciplinary Proceedings, Making Findings and Imposing Sanctions against Fulvio & Associates LLP (the “Firm”), Mr. Fulvio and certain other named affiliates of the Firm (collectively, “Respondents”) for Respondents’ having allegedly “violated PCAOB rules and standards in connection with their audit and examination engagement for a broker-dealer client, for the fiscal year ending June 30, 2014.” See PCAOB Release No. 105-2017-029 dated June 27, 2017. The Firm is currently registered with the PCAOB, and Mr. Fulvio may participate in audits pursuant to PCAOB standards.

(4)	The number of shares of Common Stock beneficially owned by Mr. Gladstein includes (i) 45,333 shares of Common Stock which are subject to currently exercisable stock options and (ii) 2,000 shares of non-vested restricted stock.

(5)	The number of shares of Common Stock beneficially owned by Mr. Goldman includes (i) 40,444 shares of Common Stock which are subject to currently exercisable stock options and (ii) 2,000 shares of non-vested restricted stock.

(6)	The number of shares of Common Stock beneficially owned by Mr. Hansen includes (i) 25,778 shares of Common Stock which are subject to currently exercisable stock options, (ii) 13,000 shares of Common Stock owned by a trust where his wife and children serve as beneficiaries and (iii) 2,000 shares of non-vested restricted stock.

(7)	The number of shares of Common Stock beneficially owned by Mr. Hermanson includes (i) 16,000 shares of Common Stock which are subject to currently exercisable stock options and (ii) 2,000 shares of non-vested restricted stock.

(8)	The number of shares of Common Stock beneficially owned by Mr. Herzog includes (i) 14,000 shares of Common Stock which are subject to currently exercisable stock options, (ii) 9,000 shares of Common Stock owned by a trust of which Mr. Herzog’s children are beneficiaries; and (iii) 2,000 shares of non-vested restricted stock.

(9)	Mr. Malone served (i) as Director of Marketing – Copper Tube and Line Sets from January 1, 2013 until February 3, 2015, (ii) as General Manager of Howell Metal Company from February 3, 2015 until July 4, 2017, and (iii) as Vice President-General Manager of Streamline from July 4, 2017 until January 1, 2019. The number of shares of Common Stock beneficially owned by Mr. Malone includes (i) 5,499 shares of Common Stock which are subject to currently exercisable stock options, and (ii) 29,300 shares of non-vested restricted stock.

(10)	Mr. Martin served (i) as Interim Chief Financial Officer of the Company from October 26, 2012 until February 14, 2013, (ii) as Vice President - Corporate Development of the Company from January 11, 2011 until October 26, 2012, (iii) as Vice President-Finance & Corporate Development from August 1, 2008 until January 11, 2011, and (iv) as Vice President-Operations, Standard Products Division prior to August 1, 2008. The number of shares of Common Stock beneficially owned by Mr. Martin includes (i) 74,246 shares of Common Stock owned jointly between Mr. Martin and his wife and (ii) 92,000 shares of non-vested restricted stock.

(11)	Mr. Millerchip served as Managing Director – Mueller Primaflow Limited prior to May 28, 2010.

(12)	Mr. Miritello served as Deputy General Counsel of the Company from September 15, 2015 to December 31, 2016. Prior to joining the Company, he was associated with the New York office of Willkie Farr & Gallagher LLP. The number of shares of Common Stock owned by Mr. Miritello includes (i) 14,666 shares of Common Stock which are subject to currently exercisable stock options and (ii) 21,700 shares of non-vested restricted stock.

(13)	Mr. Mitchell served (i) as Vice President-General Manager of Great Lakes Copper, Inc. (n/k/a Great Lakes Copper Ltd.) from July 1, 2013 until January 1, 2019 and (ii) as President – Canadian Operations from January 1, 2019 until October 22, 2019. The number of shares of Common Stock beneficially owned by Mr. Mitchell includes 27,000 shares of non-vested restricted stock.

(14)	Mr. Sigloch served as (i) President – Piping Systems North America of the Company from May 5, 2016 until May 4, 2017; (ii) President – Extruded Products of the Company from January 1, 2013 until May 5, 2016, (iii) Corporate Vice President – Engineering and Manufacturing of the Company from January 1, 2012 until January 1, 2013, and (iv) Vice President – Engineering and Manufacturing of Mueller Europe, Ltd, from July 1, 2011 until January 1, 2012. Prior to joining the Company on July 1, 2011, Mr. Sigloch served as Chief Executive Officer of Wieland Copper Products, LLC. The number of shares of Common Stock beneficially owned by Mr. Sigloch includes 117,500 shares of non-vested restricted stock.

(15)	Mr. Steinriede served as (i) Director of Finance at the Company from April 1, 2014 until April 23, 2015, (ii) Assistant Corporate Controller from September 1, 2010 until April 1, 2014, and (iii) Corporate Accounting Manager prior to September 1, 2010. The number of shares of Common Stock beneficially owned by Mr. Steinriede includes (i) 9,777 shares of Common Stock which are subject to currently exercisable stock options and (ii) 11,000 shares of non-vested restricted stock.

(16)	Mr. Westermeyer previously served as General Manager of Westermeyer Industries, Inc., a company he established in 2001, and which was acquired by the Company on August 16, 2012. In 2017, he also assumed duties as General Manager of Turbotec Products, Inc., another wholly-owned subsidiary acquired by the Company in 2015. The number of shares of Common Stock beneficially owned by Mr. Westermeyer includes (i) 9,778 shares of Common Stock which are subject to currently exercisable stock options, (ii) 5,785 shares of Common Stock which are beneficially owned by Mr. Westermeyer’s spouse, and (iii) 39,900 shares of non-vested restricted stock.

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—	DELINQUENT SECTION 16(a) REPORTS

Based solely upon its review of Forms 3 and 4 received by it, and written representations from certain reporting persons about whether any Form 5 filings were required, the Company believes that during 2020, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with, except as follows:

•	On May 18, 2020, Mr. Goldman made a gift of 100 shares of Common Stock requiring a Form 5 report, but a Form 5 was not timely filed (a Form 5 reporting the transaction was filed on February 24, 2021).

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INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

We are providing you with these proxy materials in connection with the solicitation by the Board of Directors of Mueller Industries, Inc. (the “Company”) of proxies for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 10:00 A.M., Central time on Thursday, May 6, 2021, at our corporate headquarters located at 150 Schilling Boulevard, Collierville, Tennessee 38017, in the second floor conference room.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our Annual Meeting website at www.muellerindustries.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

This Proxy Statement, together with the Company’s Annual Report for the fiscal year ended December 26, 2020, is first being mailed to stockholders on or about April 1, 2021. Pursuant to rules adopted by the Securities and Exchange Commission, the Company is providing access to its proxy materials over the Internet at http://www.proxyvote.com.

Record Date:     March 19, 2021

When a proxy card is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder’s directions appearing on the card. If the proxy card is signed and returned without directions, the shares will be voted for the nominees named herein and in accordance with the recommendations of the Company’s Board of Directors as set forth herein. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice to the secretary of the Annual Meeting or by casting a ballot at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by election inspectors appointed for the Annual Meeting. The election inspectors will also determine whether a quorum is present. The holders of a majority of the shares of common stock, $.01 par value per share (“Common Stock”), outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Annual Meeting.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

—	VOTING SECURITIES

At the close of business on the Record Date, there were 57,120,304 shares of Common Stock outstanding, which are the only shares entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. The Bylaws do not provide for cumulative voting for the election of directors.

On March 9, 2017, the Company paid a special dividend (the “Special Dividend”) consisting of $3.00 in cash and $5.00 in principal amount of the Company’s 6% Subordinated Debentures due 2027 (the “Debentures”, which have been called for full redemption on April 15, 2021) for each share of Common Stock outstanding as of the close of business on February 28, 2017. In connection with the Special Dividend, in accordance with the Company’s outstanding stock option plans and agreements, the Company adjusted the shares subject to and the per share exercise price with respect to outstanding options. This adjustment resulted in an increase in the number of shares subject to each outstanding option and an adjustment to the option purchase price designed to maintain the option holders’ intrinsic value following issuance of the Special Dividend. References in this Proxy Statement to beneficial stock ownership or outstanding options for periods following March 9, 2017 reflect the equitable adjustment made to options outstanding on February 28, 2017.

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—	STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP AND OTHER PROPOSALS FOR THE 2022 ANNUAL MEETING

It is anticipated that the next Annual Meeting after the one scheduled for May 6, 2021 will be held on or about May 5, 2022. The Company’s Bylaws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting to be held in 2022, no earlier than December 6, 2021 and no later than January 5, 2022. A copy of the applicable provisions of the Bylaws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

In addition to the foregoing, and in accordance with the rules of the SEC, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting to be held in 2022, such proposal must be received by the Secretary of the Company by December 2, 2021 in the form required under and subject to the other requirements of the applicable rules of the SEC. If the date of the Annual Meeting to be held in 2022 is changed to a date more than 30 days earlier or later than May 5, 2022, the Company will inform the stockholders in a timely fashion of such change and the date by which proposals of stockholders must be received for inclusion in the proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

MUELLER INDUSTRIES  •  2021 PROXY STATEMENT     47

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ADDITIONAL INFORMATION

If any matter not described herein should properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by them as they deem appropriate. At the date of this Proxy Statement, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

Consolidated financial statements for the Company are included in the Annual Report to Stockholders for the year ended December 26, 2020 that accompanies this Proxy Statement. These financial statements are also on file with the SEC, 100 F Street, N.E., Washington, D.C. 20549 and with the NYSE. The Company’s SEC filings are also available at the Company’s website at www. muellerindustries.com or the SEC’s website at www.sec.gov.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED FOR THE YEAR ENDED DECEMBER 26, 2020 (EXCLUDING EXHIBITS) OR, AS NOTED HEREIN, ANY OF THE COMPANY’S BOARD COMMITTEE CHARTERS, CORPORATE GOVERNANCE GUIDELINES, OR CODE OF ETHICS WILL BE FURNISHED, WITHOUT CHARGE, BY WRITING TO CHRISTOPHER J. MIRITELLO, CORPORATE SECRETARY, MUELLER INDUSTRIES, INC., AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS (150 SCHILLING BOULEVARD, SUITE 100, COLLIERVILLE, TENNESSEE 38017). UPON RECEIPT BY WRITING TO THE FOREGOING ADDRESS, THE COMPANY WILL ALSO FURNISH ANY OTHER EXHIBIT OF THE ANNUAL REPORT ON FORM 10-K UPON ADVANCE PAYMENT OF THE REASONABLE OUT-OF-POCKET EXPENSES OF THE COMPANY RELATED TO THE COMPANY’S FURNISHING OF SUCH EXHIBIT.

—	NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING TO BE HELD ON MAY 6, 2021

The Proxy Statement and Annual Report are available at: http://www.proxyvote.com

You will need the Control Number included on your proxy card. For the date, time, and location of the Annual General Meeting, please refer to “Solicitation of Proxies.” For information on how to attend and vote in person at the Annual General Meeting, an identification of the matters to be voted upon at the Annual General Meeting and the Board’s recommendations regarding those matters, please refer to “Solicitation of Proxies,” “Election of Directors,” “Appointment of Independent Registered Accounting Firm”, and “Approval of the Compensation of the Company’s Named Executive Officers.”

—	HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has enacted a rule that allows multiple investors residing at the same address the convenience of receiving a single copy of annual reports, proxy statements, prospectuses and other disclosure documents if they consent to do so. This is known as “Householding.” Please note, if you do not respond, Householding will start 60 days after the mailing of this notice. We will allow Householding only upon certain conditions. Some of those conditions are:

•	You agree to or do not object to the Householding of your materials,

•	You have the same last name and exact address as another investor(s).

If these conditions are met, and SEC regulations allow, your household will receive a single copy of annual reports, proxy statements, prospectuses and other disclosure documents.

You may revoke a prior Householding consent at any time by contacting Broadridge, either by calling toll-free at (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. We will remove you from the Householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document.

By order of the Board of Directors

Christopher J. Miritello

Corporate Secretary

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MUELLER INDUSTRIES

150 SCHILLING BLVD., SUITE 100
COLLIERVILLE, TN 38017

(901) 753.3200

muellerindustries.com

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MUELLER INDUSTRIES

MUELLER INDUSTRIES, INC.
ATTN: CHRIS J. MIRITELLO
150 SCHILLING BLVD., SUITE 100
COLLIERVILLE, TN 38017

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D32650-P50298 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MUELLER INDUSTRIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gregory L. Christopher
02) Elizabeth Donovan
03) Gennaro J. Fulvio
04) Gary S. Gladstein
05) Scott J. Goldman
06) John B. Hansen
07) Terry Hermanson
08) Charles P. Herzog, Jr.

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Approve the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.	☐	☐	☐
3. To approve, on an advisory basis by non-binding vote, executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D32651-P50298

MUELLER INDUSTRIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 6, 2021
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Christopher J. Miritello and Jeffrey A. Martin, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated, all shares of Common Stock of Mueller Industries, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 6, 2021, and at all adjournments thereof, upon and in respect of the matters set forth on the reverse side hereof, and in their discretion, upon any other matter that may properly come before said meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side